SALE AND SERVICING AGREEMENT

                                     among

                 UNITED NATIONAL HOME LOAN OWNER TRUST 1999-1,
                                   as Issuer

                             UNITED NATIONAL BANK,
                                   as Seller

                  BEAR STEARNS ASSET BACKED SECURITIES, INC.,
                                  As Depositor

                          ADVANTA MORTGAGE CORP. USA,
                                  as Servicer

                                      and

                        U.S. BANK NATIONAL ASSOCIATION,
              as Indenture Trustee, Co-Owner Trustee and Custodian

                           Dated as of March 1, 1999

        UNITED NATIONAL HOME LOAN ASSET-BACKED SECURITIES, SERIES 1999-1






                               Table of Contents

                                                                    Page

                                   ARTICLE I

                                  DEFINITIONS

Section 1.01. Definitions.............................................1
Section 1.02. Other Definitional Provisions..........................23
Section 1.03. Interest Calculation...................................24

                          ARTICLE II

                 CONVEYANCE OF THE HOME LOANS

Section 2.01. Conveyance of the Home Loans...........................24
Section 2.02. [RESERVED].............................................25
Section 2.03. Ownership and Possession of Home Loan Files............25
Section 2.04. Books and Records......................................25
Section 2.05. Delivery of Home Loan Documents........................25
Section 2.06. Acceptance by the Custodian of the Home
                Loans; Initial Certification by Custodian............29

                         ARTICLE III

                REPRESENTATIONS AND WARRANTIES

Section 3.01. Representations and Warranties of the Seller...........31
Section 3.02. Representations, Warranties and Covenants
                of the Servicer......................................33
Section 3.03. Individual Home Loans..................................34
Section 3.04. [RESERVED].............................................39
Section 3.05. Purchase and Substitution..............................39
Section 3.06. Representations and Warranties of the Depositor........42

                          ARTICLE IV

        ADMINISTRATION AND SERVICING OF THE HOME LOANS

Section 4.01. Duties of the Servicer.................................42
Section 4.02. Liquidation of Home Loans..............................44
Section 4.03. Maintenance of Hazard Insurance;
               Property Protection Expenses..........................45
Section 4.04. Maintenance of Mortgage Impairment Insurance
               Policy................................................45
Section 4.05. Fidelity Bond; Errors and Omission Insurance...........46
Section 4.06. Title, Management and Disposition of
                Foreclosure Property.................................46
Section 4.07. Access to Certain Documentation and
                Information Regarding the Home Loans.................47
Section 4.08. Superior Liens.........................................47
Section 4.09. Subservicing...........................................47
Section 4.10. Successor Servicers....................................48

                          ARTICLE V

                  ESTABLISHMENT OF ACCOUNTS

Section 5.01. Collection Account, Note Payment Account
                and Certificate Distribution Account.................49
Section 5.02. [RESERVED].............................................54
Section 5.03. [RESERVED].............................................54
Section 5.04. [RESERVED].............................................54
Section 5.05. Certificate Distribution Account.......................54
Section 5.06. Trust Accounts; Trust Account Property.................54
Section 5.07. Allocation of Losses...................................59

                          ARTICLE VI

     STATEMENTS AND REPORTS; SPECIFICATION OF TAX MATTERS

Section 6.01. Statements.............................................60
Section 6.02. Reports of Foreclosure and Abandonment of
                Mortgaged Property...................................63
Section 6.03. Specification of Certain Tax Matters...................63

                         ARTICLE VII

                 GENERAL SERVICING PROCEDURES

Section 7.01. Assumption Agreements..................................63
Section 7.02. Satisfaction of Mortgages and Release of Home
               Loan Files............................................64
Section 7.03. Servicing Compensation.................................65
Section 7.04. Annual Statements as to Compliance.....................65
Section 7.05. Annual Independent Public Accountants'
                Servicing Report.....................................66
Section 7.06. Right to Examine Servicer Records......................66
Section 7.07. Reports to the Indenture Trustee; Collection
                Account Statements...................................66

                         ARTICLE VIII

                    REPORTS TO BE PROVIDED

Section 8.01. [RESERVED].............................................67
Section 8.02. Reports to the Commission..............................67

                          ARTICLE IX

                         THE SERVICER

Section 9.01. Indemnification; Third Party Claims....................67
Section 9.02. Merger or Consolidation of the Servicer................68
Section 9.03. Limitation on Liability of the Servicer and Others.....68
Section 9.04. Servicer Not to Resign; Assignment.....................69
Section 9.05. Relationship of Servicer to the Issuer and the
                Indenture Trustee....................................69

                          ARTICLE X

                           DEFAULT

Section 10.01. Servicer Events of Default............................70
Section 10.02. Indenture Trustee to Act; Appointment of Successor....71
Section 10.03. Waiver of Defaults....................................73
Section 10.04. Accounting Upon Termination of Servicer...............73

                          ARTICLE XI

                         TERMINATION

Section 11.01. Termination...........................................74
Section 11.02. Optional Termination by the Residual
                 Interest Certificateholder or the Servicer..........74
Section 11.03. Notice of Termination.................................75

                         ARTICLE XII

                   MISCELLANEOUS PROVISIONS

Section 12.01. Acts of Securityholders...............................75
Section 12.02. Amendment.............................................75
Section 12.03. Recordation of Agreement..............................76
Section 12.04. Duration of Agreement.................................76
Section 12.05. Governing Law.........................................76
Section 12.06. Notices...............................................76
Section 12.07. Severability of Provisions............................77
Section 12.08. No Partnership........................................77
Section 12.09. Counterparts..........................................77
Section 12.10. Successors and Assigns................................77
Section 12.11. Headings..............................................77
Section 12.12. Actions of Securityholders............................77
Section 12.13. Reports to Rating Agencies............................78
Section 12.14. Inconsistencies Among Basic Documents.................79
Section 12.15. No Petition...........................................79
Section 12.16. Beneficiaries.........................................79
Section 12.17. Limitation of Liability...............................79
Section 12.18. Seller Obligations....................................79

                                    EXHIBITS

EXHIBIT A         Home Loan Schedule

EXHIBIT B         Monthly Statement

EXHIBIT C         Request for Release

EXHIBIT D         [RESERVED]

EXHIBIT E         Form of Lost Note Affidavit






          This Sale and Servicing Agreement is entered into effective as of March 1, among United National Home Loan Owner Trust 1999-1, a Delaware business trust (the "Issuer" or the "Trust"), United National Bank, a national banking association, as Seller (the "Seller"), Advanta Mortgage Corp. USA, a Delaware corporation, as Servicer (the "Servicer"), Bear Stearns Asset Backed Securities, Inc., a Delaware corporation, as Depositor (the "Depositor"), and U.S. Bank, National Association, a national banking association, as Indenture Trustee on behalf of the Noteholders (in such capacity, the "Indenture Trustee") and as Co-Owner Trustee on behalf of the Certificateholders (in such capacity, the "Co-Owner Trustee") and as Custodian (in such capacity, the "Custodian").

                             PRELIMINARY STATEMENT

          WHEREAS, the Issuer desires to purchase a pool of Home Loans which were originated or purchased by the Seller and sold by the Seller to the Depositor in the ordinary course of business of the Seller;

          WHEREAS, the Depositor is willing to sell such Home Loans to the Issuer; and

          WHEREAS, the Servicer is willing to service such Home Loans in accordance with the terms of this Agreement on behalf of the Trust;

          NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

          Section 1.01 Definitions. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

          Accepted Servicing Practices: As defined in Section 4.01(a) hereof.

          Accrual Period: With respect to each Class of Securities, the calendar month preceding the month in which the related Payment Date occurs.

          Administration Agreement: The Administration Agreement dated as of March 1, 1999 among the Issuer, the Co-Administrator, the Owner Trustee and U.S. Bank National Association, as Administrator, as such may be amended or supplemented from time to time.

          Administrator: U.S. Bank National Association, or any successor in interest thereto, in its capacity as Administrator under the Administration Agreement.

          Aggregate Liquidation Losses: With respect to any Payment Date, the aggregate losses incurred with respect to Liquidated Home Loans from the Cut-off Date through the last day of the related Due Period, after giving effect to the receipt of any related Net Liquidation Proceeds.

          Agreement: This Sale and Servicing Agreement and all amendments hereof and supplements hereto.

          Allocable Loss Amount: With respect to each Payment Date, the excess, if any, of (a) the aggregate of the Class Principal Balances of the Securities (after giving effect to all payments and distributions on such Payment Date) over (b) the Pool Principal Balance as of the end of the related Due Period.

          Allocable Loss Amount Priority: With respect to each Payment Date, any Allocable Loss Amount shall be applied in reduction of the Class Principal Balance, of, first, the Class B-4 Certificates, until its Class Principal Balance is reduced to zero, second, the Class B-3 Certificates, until its Class Principal Balance is reduced to zero, third, the Class B-2 Certificates, until its Class Principal Balance is reduced to zero, fourth, the Class B-1 Certificates, until its Class Principal Balance is reduced to zero, fifth, the class M-2 Notes, until its class Principal Balance is reduced to zero, and, sixth, the class M-1 Notes, until its Class Principal Balance is reduced to zero. No Allocable Loss Amounts will be allocated to the Class A Notes.

          Assignment of Mortgage: With respect to each Home Loan, an assignment, notice of transfer or equivalent instrument sufficient under the laws of the jurisdiction where the related Mortgaged Property is located to reflect of record the assignment of the Mortgage with respect to such Home Loan to the Indenture Trustee for the benefit of the Securityholders.

          Available Collection Amount: With respect to each Payment Date, an amount equal to the sum of (a) all amounts received in respect of the Home Loans or paid by the Trust or the Seller pursuant to Section 5.01 (b) (i) (exclusive of amounts not required to be deposited in the Collection Account pursuant to Section 5.01 (b)(2)(ii) or withdrawn pursuant to Sections 5.01(b)
(2)(ii) or 5.01(d)) during the related Due Period (and, in the case of amounts required to be paid by the Seller in connection with the purchase or substitution of a Defective Home Loan, deposited in the Collection Account on or before the related Determination Date), and (b) with respect to the final Payment Date, or an early redemption or purchase of the Securities pursuant to
Section 11.02(b), the Termination Price.

          Basic Documents: This Agreement, the Indenture, the Home Loan Purchase Agreement, the Trust Agreement, the Administration Agreement, the Note Depository Agreement and the documents and certificates delivered in connection therewith.

          Business Day: Any day other than (i) a Saturday or Sunday, or (ii) a day on which banking institutions in New York City, New York, San Diego, California and Salt Lake City, Utah or in the city in which the corporate trust office of the Indenture Trustee is located are authorized or obligated by law or executive order to be closed.

          Certificate(s): One or more of the Class A-IO Certificates, Class B-1 Certificates, Class B-2 Certificates, Class B-3 Certificates, Class B-4 Certificates and the Residual Interest Certificate.

          Certificate Distribution Account: The Account established pursuant to
Section 5.01(a)(3) and maintained pursuant to Section 5.05.

          Certificateholder: The holder of any Certificate.

          Certificateholder's Interest Carry-Forward Amount: With respect to any Payment Date, the excess, if any, of the Certificateholder's Monthly Interest Distribution Amount for the preceding Payment Date and any Certificateholder's Interest Carry-Forward Amount remaining outstanding with respect to prior Payment Dates (together with interest on such unpaid amount at the applicable Interest Rates to the extent permitted by applicable law) over the amount in respect of interest that was distributed on the Certificates on such preceding Payment Date.

          Certificateholder's Interest Distribution Amount: With respect to any Payment Date, the sum of the Certificateholder's Monthly Interest Distribution Amount for such Payment Date and the Certificateholder's Interest Carry-Forward Amount for such Payment Date; provided, however, that on the Payment Date, if any, on which the Principal Balance of the Class B-1 Certificates is reduced to zero through application of the Allocable Loss Amount, the amount of the Certificateholder's Interest Distribution Amount will be equal to such amount calculated without giving effect to this proviso, minus the portion, if any, of the Allocable Loss Amount that otherwise would be applied to any Class of Notes on such Payment Date in the absence of this proviso.

          Certificateholder's Monthly Interest Distribution Amount: With respect to any Payment Date, the aggregate of interest accrued for the related Accrual Period at the applicable Interest Rate on the Class Principal Balance or Class Notional Balance, as applicable, of each Class of Certificates immediately preceding such Payment Date.

          Class: With respect to the Notes and Certificates, all Notes or Certificates bearing the same class designation, as applicable.

          Class A Noteholders' Interest Carry-Forward Amount: With respect to the initial Payment Date, zero; with respect to each other Payment Date, the excess (if any) of (A) the Class A Noteholders' Monthly Interest Payment Amount for the immediately preceding Payment Date and any Class A Noteholders' Interest Carry-Forward Amount remaining outstanding with respect to prior Payment Dates (including interest on such outstanding amount at the applicable Interest Rate to the extent permitted by applicable law), over (B) the amount in respect of interest that was paid on such Class A Notes on such immediately preceding Payment Date.

          Class A Noteholders' Interest Payment Amount: With respect to any Payment Date, the sum of the Class A Noteholders' Monthly Interest Payment Amount for such Payment Date and the Class A Noteholders' Interest Carry-Forward Amount for such Payment Date.

          Class A Noteholders' Monthly Interest Payment Amount: With respect to each Payment Date, the aggregate of interest accrued for the related Accrual Period on the Class A Notes at the applicable Interest Rate on the Class Principal Balance of the Class A Notes immediately preceding such Payment Date.

          Class A Optimal Principal Balance: With respect to any Payment Date prior to the Stepdown Date, zero; and with respect to any other Payment Date, an amount equal 10% of the Pool Principal Balance as of the end of the related Due Period.

          Class A-IO Certificateholders' Interest Carry-Forward Amount: With respect to the initial Payment Date, zero; with respect to each other Payment Date, the excess (if any) of (A) the Class A-IO Certificateholders' Monthly Interest Distribution Amount for the immediately preceding Payment Date and any Class A-IO Certificateholders' Interest Carry-Forward Amount remaining outstanding with respect to prior Payment Dates (including interest on such outstanding amount at the applicable Interest Rate to the extent permitted by applicable law), over (B) the amount in respect of interest that was paid on such Class A-IO Certificates on such immediately preceding Payment Date.

          Class A-IO Certificateholders' Interest Distribution Amount: With respect to any Payment Date, the sum of the Class A-IO Certificateholders' Monthly Interest Distribution Amount for such Payment Date and the Class A-IO Certificateholders' Interest Carry-Forward Amount for such Payment Date.

          Class A-IO Certificateholders' Monthly Interest Distribution Amount:
With respect to each Payment Date, the aggregate of interest accrued for the related Accrual Period on the Class A-IO Certificates at the applicable Interest Rate on the Class Notional Balance of the Class A-I-O Certificates immediately preceding such Payment Date.

          Class B-1 Certificateholders' Interest Carry-Forward Amount: With respect to the initial Payment Date, zero; with respect to each other Payment Date, the excess (if any) of (a) the Class B-1 Certificateholders' Monthly Interest Distribution Amount for the immediately preceding Payment Date and any Class B-1 Certificateholders' Interest Carry-Forward Amount remaining outstanding with respect to prior Payment Dates (including interest on such outstanding amount at the applicable Interest Rate to the extent permitted by applicable law), over (b) the amount in respect of interest that was paid on the Class B-1 Certificates on such immediately preceding Payment Date.

          Class B-1 Certificateholders' Interest Distribution Amount: With respect to any Payment Date, the sum of the Class B-1 Certificateholders' Monthly Interest Distribution Amount for such Payment Date and the Class B-1 Certificateholders' Interest Carry-Forward Amount for such Payment Date.

          Class B-1 Certificateholders' Monthly Interest Distribution Amount:
With respect to any Payment Date, interest accrued for the related Accrual Period at the applicable Interest Rate on the Class Principal Balance of the Class B-1 Certificates immediately preceding such Payment Date.

          Class B-1 Optimal Principal Balance: With respect to any Payment Date prior to the Stepdown Date, the Original Class Balance of the Class B-1 Certificates, provided that on and after the Payment Date on which the aggregate Class Principal Balance of the Notes is reduced to zero, the Class B-1 Optimal Principal Balance for any Payment Date prior to the Stepdown Date shall be zero; and with respect to any other Payment Date, the Pool Principal Balance as of the end of the related Due Period minus the sum of (a) the aggregate of the Class Principal Balances of the Class A Notes, the Class M-1 Notes and the Class M-2 Notes (after taking into account any payments made on such Payment Date in reduction thereof) and (b) 38% of the Pool Principal Balance as of the end of the related Due Period.

          Class B-2 Certificateholders' Interest Carry-Forward Amount: With respect to the initial Payment Date, zero; with respect to each other Payment Date, the excess (if any) of (a) the Class B-2 Certificateholders' Monthly Interest Distribution Amount for the immediately preceding Payment Date and any Class B-2 Certificateholders' Interest Carry-Forward Amount remaining outstanding with respect to prior Payment Dates, over (b) the amount in respect of interest that was paid on such Class B-2 Certificates on such immediately preceding Payment Date.

          Class B-2 Certificateholders' Interest Distribution Amount: With respect to any Payment Date, the sum of the Class B-2 Certificateholders' Monthly Interest Distribution Amount for such Payment Date and the Class B-2 Certificateholders' Interest Carry-Forward Amount for such Payment Date.

          Class B-2 Certificateholders' Monthly Interest Distribution Amount:
With respect to any Payment Date, interest accrued for the related Accrual Period at the applicable Interest Rate on the Class Principal Balance of the Class B-2 Certificates immediately preceding such Payment Date.

          Class B-2 Optimal Principal Balance: With respect to any Payment Date prior to the Stepdown Date, the Original Class Balance of the Class B-2 Certificates, provided that on and after the Payment Date on which the aggregate Class Principal Balance of the Notes and the Class B-1 Certificates is reduced to zero, the Class B-2 Optimal Principal Balance for any Payment Date prior to the Stepdown Date shall be zero; and with respect to any other Payment Date, the Pool Principal Balance as of the end of the related Due Period minus the sum of (a) the aggregate of the Class Principal Balances of the Notes and the Class B-1 Certificates (after taking into account any payments made on such Payment Date in reduction thereof) and (b) 32% of the Pool Principal Balance as of the end of the related Due Period.

          Class B-3 Certificateholders' Interest Carry-Forward Amount: With respect to the initial Payment Date, zero; with respect to each other Payment Date, the excess (if any) of (a) the Class B-3 Certificateholders' Monthly Interest Distribution Amount for the immediately preceding Payment Date and any Class B-3 Certificateholders' Interest Carry-Forward Amount remaining outstanding with respect to prior Payment Dates (including interest on such outstanding amount at the applicable Interest Rate to the extent permitted by applicable law), over (b) the amount in respect of interest that was paid on such Class B-3 Certificates on such immediately preceding Payment Date.

          Class B-3 Certificateholders' Interest Distribution Amount: With respect to any Payment Date, the sum of the Class B-3 Certificateholders' Monthly Interest Distribution Amount for such Payment Date and the Class B-3 Certificateholders' Interest Carry-Forward Amount for such Payment Date.

          Class B-3 Certificateholders' Monthly Interest Distribution Amount:
With respect to any Payment Date, interest accrued for the related Accrual Period at the applicable Interest Rate on the Class Principal Balance of the Class B-3 Certificates immediately preceding such Payment Date.

          Class B-3 Optimal Principal Balance: With respect to any Payment Date prior to the Stepdown Date, the Original Class Balance of the Class B-3 Certificates, provided that on and after the Payment Date on which the aggregate Class Principal Balance of the Notes, the Class B-1 Certificates and the Class B-2 Certificates is reduced to zero, the Class B-3 Optimal Principal Balance for any Payment Date prior to the Stepdown Date shall be zero; and with respect to any other Payment Date, the Pool Principal Balance as of the end of the related Due Period minus the sum of (a) the aggregate of the Class Principal Balances of the Notes, the Class B-1 Certificates and the Class B-2 Certificates (after taking into account any payments made on such Payment Date in reduction thereof) and (b) 28% of the Pool Principal Balance as of the end of the related Due Period.

          Class B-4 Certificateholders' Interest Carry-Forward Amount: With respect to the initial Payment Date, zero; with respect to each other Payment Date, the excess (if any) of (a) the Class B-4 Certificateholders' Monthly Interest Distribution Amount for the immediately preceding Payment Date and any Class B-4 Certificateholders' Interest Carry-Forward Amount remaining outstanding with respect to prior Payment Dates (including interest on such outstanding amount at the applicable Interest Rate to the extent permitted by applicable law), over (b) the amount in respect of interest that was paid on such Class B-4 Certificates on such immediately preceding Payment Date.

          Class B-4 Certificateholders' Interest Distribution Amount: With respect to any Payment Date, the sum of the Class B-4 Certificateholders' Monthly Interest Distribution Amount for such Payment Date and the Class B-4 Certificateholders' Interest Carry-Forward Amount for such Payment Date.

          Class B-4 Certificateholders' Monthly Interest Distribution Amount:
With respect to any Payment Date, interest accrued for the related Accrual Period at the applicable Interest Rate on the Class Principal Balance of the Class B-4 Certificates immediately preceding such Payment Date.

          Class B-4 Optimal Principal Balance: With respect to any Payment Date prior to the Stepdown Date, the Original Class Balance of the Class B-4 Certificates, provided that on and after the Payment Date on which the aggregate Class Principal Balance of the Notes, the Class B-1 Certificates, the Class B-2 Certificates and the Class B-3 Certificates is reduced to zero, the Class B-4 Optimal Principal Balance for any Payment Date prior to the Stepdown Date shall be zero; and with respect to any other Payment Date, the Pool Principal Balance as of the end of the related Due Period minus the sum of the aggregate of the Class Principal Balances of the Notes, the Class B-1 Certificates, the Class B-2 Certificates and the Class B-3 Certificates (after taking into account any payments made on such Payment Date in reduction thereof).

          Class M-1 Noteholders' Interest Carry-Forward Amount: With respect to the initial Payment Date, the Original Class Balance of the Class M-1 Notes; with respect to each other Payment Date, the excess (if any) of (a) the Class M-1 Noteholders' Monthly Interest Payment Amount for the immediately preceding Payment Date and any Class M-1 Noteholders' Interest Carry-Forward Amount remaining outstanding with respect to prior Payment Dates, (including interest on such outstanding amount at the applicable Interest Rate to the extent permitted by applicable law) over (b) the amount in respect of interest that was paid on the Class M-1 Notes on such immediately preceding Payment Date.

          Class M-1 Noteholders' Interest Payment Amount: With respect to any Payment Date, the sum of the Class M-1 Noteholders' Monthly Interest Payment Amount for such Payment Date and the Class M-1 Noteholders' Interest Carry-Forward Amount for such Payment Date.

          Class M-1 Noteholders' Monthly Interest Payment Amount: With respect to any Payment Date, interest accrued for the related Accrual Period at the applicable Interest Rate on the Class Principal Balance of the Class M-1 Notes immediately preceding such Payment Date.

          Class M-1 Optimal Principal Balance: With respect to any Payment Date prior to the Stepdown Date, the Original Class Balance of the Class M-1 Notes, provided that on and after the Payment Date on which the Class Principal Balance of the Class A Notes is reduced to zero, the Class M-1 Optimal Principal Balance for any Payment Date prior to the Stepdown Date shall be zero; and with respect to any other Payment Date, the Pool Principal Balance as of the end of the related Due Period minus the sum of (a) the Class Principal Balances of the Class A Notes (after taking into account any payments made on such Payment Date in reduction thereof) and (b) 76% of the Pool Principal Balance as of the end of the related Due Period.

          Class M-2 Noteholders' Interest Carry-Forward Amount: With respect to the initial Payment Date, the Original Class Balance of the Class M-2 Notes; with respect to each other Payment Date, the excess (if any) of (a) the Class M-2 Noteholders' Monthly Interest Payment Amount for the immediately preceding Payment Date and any Class M-2 Noteholders' Interest Carry-Forward Amount remaining outstanding with respect to prior Payment Dates, (including interest on such outstanding amount of the applicable Interest Rate to the extent permitted by applicable law) over (b) the amount in respect of interest that was paid on the Class M-2 Notes on such immediately preceding Payment Date.

          Class M-2 Noteholders' Interest Payment Amount: With respect to any Payment Date, the sum of the Class M-2 Noteholders' Monthly Interest Payment Amount for such Payment Date and the Class M-2 Noteholders' Interest Carry-Forward Amount for such Payment Date.

          Class M-2 Noteholders' Monthly Interest Payment Amount: With respect to any Payment Date, interest accrued for the related Accrual Period at the applicable Interest Rate on the Class Principal Balance of the Class M-2 Notes immediately preceding such Payment Date.

          Class M-2 Optimal Principal Balance: With respect to any Payment Date prior to the Stepdown Date, the Original Class Balance of the Class M-2 Notes, provided that on and after the Payment Date on which the aggregate Class Principal Balance of the Class A Notes and the Class M-1 Notes is reduced to zero, the Class M-2 Optimal Principal Balance for any Payment Date prior to the Stepdown Date shall be zero, and with respect to any other Payment Date, the Pool Principal Balance as of the end of the related Due Period minus the sum of
(a) the aggregate of the Class Principal Balances of the Class A Notes and the Class M-1 Notes (after taking into account any payments made on such Payment Date in reduction thereof) and (b) 62% of the Pool Principal Balance as of the end of the related Due Period.

          Class Notional Balance: With respect to the Class A-IO Certificates as of any date of determination will equal the Pool Principal Balance on such date of determination.

          Class Pool Factor: With respect to each Class of Securities and any Payment Date, the Class Principal Balance or Class Notional Balance thereof (giving effect to payments thereon on such Payment Date) divided by the Original Class Balance of such Class.

          Class Principal Balance: With respect to each Class of Securities and any date of determination, the Original Class Balance thereof as reduced by (a) all amounts previously paid in respect of such Class in reduction of the Class Principal Balance thereof and (b) any Allocable Loss Amounts previously applied thereto.

          Clearing Agency: An organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act.

          Clearing Agency Participant: A broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

          Closing Date: March 26, 1999.

          Code: The Internal Revenue Code of 1986, as amended from time to time, and Treasury Regulations promulgated thereunder.

          Collection Account: An account established and maintained by the Indenture Trustee in accordance with Section 5.01(a)(1).

          Combination Loan: A loan, the proceeds of which were used by the related Obligor in combination to finance property improvements, debt consolidation, cash-out, or other consumer purposes.

          Contract: Each of the manufactured housing installment sale contracts and installment loan agreements transferred and assigned by the Seller to the Depositor and by the Depositor to the Trust.

          Control: The meaning specified in Section 8-106 of the New York UCC.

          Co-Administrator: United National Bank, a national banking association, in its capacity as the Co-Administrator under the Administration Agreement, or any successor co-administrator under the Administration Agreement.

          Co-Owner Trustee: U.S. Bank National Association, a national banking association, in its capacity as the Co-Owner Trustee under the Trust Agreement acting on behalf of the Certificateholders, or any successor co-owner trustee under the Trust Agreement.

          Credit Score: With respect to the obligor on a home loan (including the Obligor on a Home Loan), a numerical assessment of default risk with respect to such obligor, determined based on a methodology developed by Fair, Isaac and Company.

          Cumulative Losses: With respect to any Payment Date, the aggregate amount of Realized Losses incurred since the Cut-off Date through the end of the related Due Period.

          Custodian: Any custodian appointed by the Indenture Trustee pursuant to this Agreement, which shall not be affiliated with the Servicer, the Depositor, any Subservicer, or the Seller. The Indenture Trustee shall be the initial Custodian.

          Cut-Off Date: Close of business on February 28, 1999.

          Debt Consolidation Loan: A loan, the proceeds of which were primarily used by the related Obligor for debt consolidation purposes or purposes other than to finance property improvements.

          Debt Instrument: With respect to any Home Loan, the note, Contract or other evidence of indebtedness evidencing the indebtedness of an Obligor under such Home Loan.

          Defaulted Home Loan: A Home Loan with respect to which: (a) foreclosure proceedings have been commenced, (b) any portion of a Monthly Payment is more than 180 days past due (without giving effect to any grace period) or (c) the Servicer has determined in good faith in accordance with Accepted Servicing Practices that all amounts which it expects to receive from the related Obligor with respect to the Home Loan have been received.

          Defective Home Loan: As defined in Section 3.05 hereof.

          Deferred Amount: As of any Payment Date, the amount of Allocable Loss Amounts previously applied in reduction of the Class Principal Balance thereof, to the extent not previously reimbursed, plus interest accrued thereon at the applicable Interest Rate from the date when so applied through the end of the Due Period immediately preceding such Payment Date.

          Deleted Home Loan: A Home Loan replaced by or to be replaced by a Qualified Substitute Home Loan pursuant to Section 3.05 hereof.

          Depositor: Bear Stearns Asset Backed Securities, Inc., a Delaware corporation, and any successor thereto.

          Determination Date: With respect to a Payment Date in a given month, the day of such month that is two (2) Business Days prior to such Payment Date.

          DTC: The Depository Trust Company.

          Due Date: With respect to any Home Loan, the day of the month on which the related Monthly Payment is due.

          Due Period: With respect to each Payment Date, the calendar month immediately preceding the month in which such Payment Date occurs, with the first Due Period commencing on March 1, 1999.

          Eligible Account: At any time, an account which is any of the following: (i) an account maintained with a depository institution (A) the long-term debt obligations of which are at such time rated by each Rating Agency in one of their two highest long-term rating categories, or (B) the short-term debt obligations of which are then rated by each Rating Agency in their highest short-term rating category; (ii) an account or accounts the deposits in which are fully insured by either the Bank Insurance Fund or the Savings Association Insurance Fund of the FDIC; (iii) a trust account (which shall be a "segregated trust account") maintained with the corporate trust department of a federal or state chartered depository institution or trust company with trust powers and acting in its fiduciary capacity for the benefit of the Indenture Trustee and the Issuer, which depository institution or trust company shall have capital and surplus of not less than $50,000,000; or (iv) an account that will not cause any Rating Agency to downgrade or withdraw its then-current rating(s) assigned to the Securities, as evidenced in writing by such Rating Agency.

          Eligible Servicer: A Person that is qualified to act as Servicer of the Home Loans under applicable federal and state laws and regulations and who satisfies the criteria of Section 9.04(b) hereof.

          Entitlement Order: The meaning specified in Section 8-102(a)(8) of the New York UCC (i.e., generally, orders directing the transfer or redemption of any Financial Asset).

          Exchange Act: The Securities Exchange Act of 1934, as amended.

          FDIC: The Federal Deposit Insurance Corporation and any successor thereto.

          FHLMC: The Federal Home Loan Mortgage Corporation and any successor thereto.

          Fidelity Bond: As described in Section 4.05 hereof.

          Financial Asset: The meaning specified in Section 8-102(a)(9) of the New York UCC.

          Fitch: Fitch IBCA, Inc., or any successor thereto.

          FNMA: The Federal National Mortgage Association and any successor thereto.

          Foreclosure Property: Any real or personal property securing a Home Loan that has been acquired by the Servicer through foreclosure, deed in lieu of foreclosure or similar proceedings in respect of such Home Loan.

          Home Improvement Loan: A loan, the net proceeds of which were or will be used by the Obligor to finance property improvements.

          Home Loan: A Home Improvement Loan, Debt Consolidation Loan, or Combination Loan that is included in the Home Loan Pool. As applicable, "Home Loan" shall be deemed to refer to the related Debt Instrument, Mortgage, and any related Foreclosure Property.

          Home Loan File: As defined in Section 2.05.

          Home Loan Interest Rate: With respect to any Home Loan, the fixed annual rate of interest borne by the related Debt Instrument, as shown on the Home Loan Schedule, as such rate of interest may be modified from time to time by the Servicer in accordance with Section 4.01(c) hereof.

          Home Loan Pool: As of any date, all of the Home Loans that are subject to the lien of the Indenture as of such date, as identified in the Home Loan Schedule.

          Home Loan Purchase Agreement: The loan purchase agreement dated as of March 1, 1999, between the Seller, as seller, and the Depositor, as purchaser, pursuant to which the Depositor has acquired the Home Loans.

          Home Loan Schedule: The schedule of Home Loans attached hereto as Exhibit A, as amended from time to time pursuant to the terms of this Agreement, such schedule identifying each Home Loan by address of the related Mortgaged Property, if any, and the name(s) of each Obligor and setting forth as to each Home Loan the following information: (i) the Principal Balance as of the Cut-Off Date, (ii) the account number, (iii) the original principal amount,
(iv) the Due Date, (v) the Home Loan Interest Rate, (vi) the first date on which a Monthly Payment is due under the related Debt Instrument, (vii) the Monthly Payment, (viii) the maturity date of the related Debt Instrument, (ix) the remaining number of months to maturity as of the Cut-Off Date and (x) the product type.

          Indenture: The Indenture dated as of March 1, 1999 between the Issuer and the Indenture Trustee, as such may be amended or supplemented from time to time.

          Indenture Event of Default: Any event of default specified in 5.01 of the Indenture.

          Indenture Trustee: U.S. Bank National Association, a national banking association, as Indenture Trustee under the Indenture, or any successor indenture trustee under the Indenture.

          Indenture Trustee Fee: The annual fee payable to the Indenture Trustee, calculated and payable monthly on each Payment Date, except that with respect to the first Payment Date such monthly amount shall be pro rated for the first Due Period.

          Indenture Trustee Fee Rate: 0.0175% per annum.

          Insurance Proceeds: With respect to each Payment Date, an amount equal to, with respect to any Home Loan, the proceeds paid during the immediately preceding Due Period to the Servicer by any insurer pursuant to any insurance policy covering a Home Loan, Mortgaged Property or REO Property or any other insurance policy that relates to a Home Loan, net of any expenses incurred by the Servicer in connection with the collection of such proceeds and not otherwise reimbursed, but excluding the proceeds of any insurance policy that are to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with Accepted Servicing Practices.

          Interest Rate: With respect to each Class of Securities, the per annum rate of interest applicable to Securities of such Class, as specified below:

              Class/Interest                               Note Rate
              --------------                               ---------
              Class A Notes                                 6.91%(1)
              Class A-IO Certificates                         (2)
              Class M-1 Notes                               6.91%(1)
              Class M-2 Notes                               6.91%(1)
              Class B-1 Certificates                        6.91%(1)
              Class B-2 Certificates                        6.91%(1)
              Class B-3 Certificates                        6.91%(1)
              Class B-4 Certificates                        6.91%(1)
              Residual Interest Certificate                   N/A

          (1) On the Payment Date upon which an optional redemption may be exercised pursuant to Section 11.02, the Note Rate will increase by 0.50% if such option is not exercised.

          (2) Excess of the Net Weighted Average Rate over 6.91%.

          Keystone: The First National Bank of Keystone, a national banking association.

          KMC: Keystone Mortgage Corp., Inc., a West Virginia corporation.

          Liquidated Home Loan: A Defaulted Home Loan as to which the Servicer has determined that all recoverable liquidation and insurance proceeds have been received, which will be deemed to occur upon the earlier of: (a) the liquidation of the related Mortgaged Property acquired through foreclosure or similar proceedings, (b) the Servicer's determination in accordance with Accepted Servicing Practices that no further amounts are collectible from the Home Loan and any related collateral securing such Home Loan, or (c) any portion of a scheduled monthly payment of principal and interest is in excess of 180 days past due.

          Liquidation Proceeds: With respect to a Liquidated Home Loan, any cash amounts received in connection with the liquidation of such Liquidated Home Loan, whether through trustee's sale, foreclosure sale or other disposition, and any other amounts required to be deposited in the Collection Account pursuant to Sections 4.02 or 4.06, in each case other than Post-Liquidation Proceeds, Insurance Proceeds and Released Mortgaged Property Proceeds.

          Majority Securityholders: (i) Until such time as the sum of the Class Principal Balances of all Classes of Securities has been reduced to zero, the holder or holders of in excess of 50% of the Outstanding Amount of all Classes of Securities (accordingly, the holder of the Residual Interest Certificate shall be excluded from any rights or actions of the Majority Securityholders during such period); and (ii) thereafter, the holder of the Residual Interest Certificate.

          Manufactured Home: A unit of manufactured housing which meets the requirements of Section 25(e)(10 of the Code, including all accessions thereto, securing the indebtedness of the Obligor under the related Contract.

          Monthly Payment: With respect to a Home Loan, the scheduled monthly payment of principal and/or interest required to be made by the related Obligor on the related Home Loan, as set forth in the related Debt Instrument.

          Monthly Statement: As defined in Section 6.01(b).

          Moody's: Moody's Investors Service, Inc., or any successor thereto.

          Mortgage: The mortgage, deed of trust or other security instrument creating a lien in accordance with applicable law on a Mortgaged Property to secure the Debt Instrument which evidences a Home Loan.

          Mortgaged Property: The property (real, personal or mixed) encumbered by the Mortgage which secures the Debt Instrument evidencing a Home Loan.

          Mortgaged Property State: Each state in which any Mortgaged Property securing a Home Loan is located as set forth in the Home Loan Schedule.

          Most Senior Class: With respect to each Class of Securities, the following order of seniority; first, the Class A Notes, second, the Class M-1 Notes, third, the Class M-2 Notes, fourth, the Class B-1 Certificates, fifth, the Class B-2 Certificates, sixth, the Class B-3 Certificates, and seventh, the Class B-4 Certificates.

          Net Liquidation Proceeds: With respect to each Payment Date, an amount equal to any cash amounts received during the related Due Period from Liquidated Home Loans, whether through trustee's sale, foreclosure sale, disposition of REO Property, whole loan sales or otherwise (other than Insurance Proceeds and Released Mortgaged Property Proceeds), and any other cash amounts received during the related Due Period in connection with the management of the Mortgaged Properties from Defaulted Home Loans, in each case, net of any reimbursements to the Servicer made from such amounts for any unreimbursed Servicing Advances made and unpaid Servicing Fees relating to such Liquidated Home Loan, and any other fees and expenses paid in connection with the foreclosure, conservation and liquidation of the related Liquidated Home Loans or Mortgaged Properties pursuant to Sections 4.02 and 4.06 hereof.

          Net Loan Losses: With respect to a Payment Date, the sum of (A) with respect to the Home Loans that became Liquidated Home Loans during the immediately preceding Due Period, an amount (but not less than zero) determined as of the related Determination Date equal to:

               (i) the aggregate uncollected Principal Balances of such Liquidated Home Loans as of the related Determination Date and without the application of any amounts included in clause (ii) below, minus

               (ii) the aggregate amount of any recoveries attributable to principal from whatever source received during any Due Period, with respect to such Liquidated Home Loans, including any subsequent Due Period, and including without limitation any Net Liquidation Proceeds, any Insurance Proceeds, any Released Mortgaged Property Proceeds, any payments from the related Obligor and any payments made pursuant to Section 3.05, less the amount of any expenses incurred in connection with such recoveries; and (B) with respect to any Defaulted Home Loan that is subject to a modification by the Servicer, an amount equal to the portion of the Principal Balance, if any, released in connection with such modification.

         Net Weighted Average Rate: With respect to any Accrual Period, the per annum rate equal to the weighted average (by Principal Balance) of the interest rates of the Home Loans as of the first day of the related Due Period, as reduced by the Servicing Fee Rate, the Owner Trustee Fee Rate and the Indenture Trustee Fee Rate.

          New York UCC: The Uniform Commercial Code as in effect in the State of New York.

          Non-Recordation State: Any state with respect to which the Seller shall have delivered to the Indenture Trustee (and to each Rating Agency, in the case of any state in which 5% or more by Principal Balance as of the Cut-Off Date of the Mortgaged Properties are located) on or prior to April 30, 1999 an opinion, memorandum or other written assurance of counsel in a form reasonably acceptable to the Indenture Trustee (and, where applicable, to each Rating Agency), to the effect that, as to any Home Loan with respect to which the related Mortgaged Property is located in such state, recordation of an Assignment of Mortgage in such state is not necessary to transfer title to the related Mortgage Note to the Issuer or to pledge to the Indenture Trustee the issuer's rights under such Mortgage Note in respect of which the Mortgaged Property is located in such state.

          Nonrecoverable Servicing Advance: With respect to any Home Loan, any Servicing Advance (a) previously made and not reimbursed from proceeds on the related Home Loan or (b) a Servicing Advance proposed to be made in respect of a Home Loan or REO Property either of which, in the good faith business judgment of the Servicer, as evidenced by an Officer's Certificate delivered to the Indenture Trustee, would not be ultimately recoverable pursuant to this Agreement.

          Note(s): One or more of the Class A Notes, the Class M-1 Notes and the Class M-2 Notes.

          Note Payment Account: The account established pursuant to Section 5.01(a)(2).

          Noteholder: A holder of a Note.

          Noteholders' Interest Carry-Forward Amount: With respect to any Payment Date, the excess, if any, of the Noteholders' Monthly Interest Payment Amount for the preceding Payment Date and any Noteholders' Interest Carry-Forward Amount remaining outstanding with respect to prior Payment Dates (together with interest on such unpaid amount at the applicable Interest Rate to the extent permitted by applicable law), over the amount in respect of interest that was paid on the Notes on such preceding Payment Date.

          Noteholders' Interest Payment Amount: With respect to any Payment Date, the sum of the Noteholders' Monthly Interest Payment Amount for such Payment Date and the Noteholders' Interest Carry-Forward Amount for such Payment Date.

          Noteholders' Monthly Interest Payment Amount: With respect to any Payment Date, the aggregate of interest accrued for the related Accrual Period at the applicable Interest Rate on the Class Principal Balance of each Class of Notes immediately preceding such Payment Date.

          Obligor: Each obligor on a Debt Instrument.

          Officer's Certificate: A certificate delivered to the Indenture Trustee or the Issuer signed by the President or a Vice President or Assistant Vice President of the Seller, the Servicer or the Issuer, in each case, as required by this Agreement.

          Original Class Balance: With respect to each Class of Securities, the original principal balance or notional balance of such Class, as set forth below:

                                    Original

                                  Principal or

                    Class                                   Notional Balance
                    -----                                   ----------------
                    A                                      $112,893,000
                    A-IO                                   $205,259,057
                    M-1                                    $ 14,368,000
                    M-2                                    $ 14,368,000
                    B-1                                    $ 24,631,000
                    B-2                                    $  6,158,000
                    B-3                                    $  4,105,000
                    B-4                                    $ 28,737,000
         Residual Interest Certificate                              N/A

         Original Pool Principal Balance:                  $205,259,057

          Outstanding Amount: As of any date of determination, the aggregate principal amount of a Class of Securities outstanding as of such date of determination.

          Ownership Interest: As to any Security, any ownership or security interest in such Security, including any interest in such Security as the holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

          Owner Trustee: Wilmington Trust Company, as owner trustee under the Trust Agreement, and any successor owner trustee under the Trust Agreement.

          Owner Trustee Fee: The annual fee of $2,500 payable to the Owner Trustee on the Payment Date occurring in March each year during the term of this Agreement commencing in March, 2000; provided that the initial Owner Trustee Fee shall be paid on the Closing Date.

          Owner Trustee Fee Rate: As of the date of calculation a per annum rate equal to the Owner Trustee Fee divided by the Pool Principal Balance.

          Payment Accounts: The accounts established pursuant to Sections 5.01(a)(2) and 5.01(a)(3).

          Payment Date: The 25th day of any month or if such 25th day is not a Business Day, the first Business Day immediately following such day, commencing in April 1999 and ending upon termination of this Agreement.

          Permitted Investments: Each of the following:

          (1) obligations of, or guaranteed as to principal and interest by, the United States or any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States;

          (2) a repurchase agreement that satisfies the following criteria: (1) must be between the Indenture Trustee and either (a) primary dealers on the Federal Reserve reporting dealer list which are rated in one of the two highest ratings for short-term unsecured debt obligations by each Rating Agency, or (b) banks rated in one of the two highest categories for short-term unsecured debt obligations by each Rating Agency; and (2) the written repurchase agreement must include the following: securities which are acceptable for the transfer and are either (I) direct U.S. governments obligations, or (II) obligations of a Federal agency that are backed by the full faith and credit of the U.S. government, or FNMA or FHLMC; (b) a term no greater than 60 days for any repurchase transaction; (c) the collateral must be delivered to the Indenture Trustee or a third party custodian acting as agent for the Indenture Trustee by appropriate book entries and confirmation statements and must have been delivered before or simultaneous with payment (i.e., perfection by possession of certificated securities); and (d) the securities sold thereunder must be valued weekly, marked-to-market at current market price plus accrued interest and the value of the collateral must be equal to at least 104% of the amount of cash transferred by the Indenture Trustee under the repurchase agreement and if the value of the securities held as collateral declines to an amount below 104% of the cash transferred by the Indenture Trustee plus accrued interest (i.e., a margin call), then additional cash and/or acceptable securities must be transferred to the Indenture Trustee to satisfy such margin call; provided, however, that if the securities used as collateral are obligations of FNMA or FHLMC, then the value of the securities held as collateral must equal at least 105% of the cash transferred by the Indenture Trustee under such repurchase agreement;

          (3) certificates of deposit, time deposits and bankers acceptances of any United States depository institution or trust company incorporated under the laws of the United States or any state, including the Indenture Trustee; provided that the debt obligations of such depository institution or trust company at the date of the acquisition thereof have been rated by each Rating Agency in one of its two highest short-term ratings;

          (4) deposits, including deposits with the Indenture Trustee, which are fully insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the FDIC, as the case may be;

          (5) commercial paper of any corporation incorporated under the laws of the United States or any state thereof, including corporate affiliates of the Indenture Trustee, which at the date of acquisition is rated by each Rating Agency in its highest short-term rating category and which has an original maturity of not more than 365 days;

          (6) debt obligations rated by each Rating Agency at the time at which the investment is made in its highest short-term rating category (or those investments specified in (iii) above with depository institutions which have debt obligations rated by each Rating Agency in one of its two highest short-term ratings);

          (7) money market funds which are rated by each Rating Agency at the time at which the investment is made in its highest short-term rating category, any such money market funds which provide for demand withdrawals being conclusively deemed to satisfy any maturity requirements for Permitted Investments set forth in this Agreement; or

          (8) any other demand, money market or time deposit obligation, security or investment as may be acceptable to each Rating Agency at the time at which the investment is made; provided that no instrument described in the foregoing subparagraphs shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument where the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations; and provided, further, that no instrument described in the foregoing subparagraphs may be purchased at a price greater than par if such instrument may be prepaid or called at a price less than its purchase price prior to stated maturity.

          Person: Any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, national banking association, unincorporated organization or government or any agency or political subdivision thereof.

          Pool Principal Balance: As of any Determination Date, the aggregate of the Principal Balances as of the close of business on the last day of the immediately preceding Due Period of all Home Loans in the Home Loan Pool as of the close of such Due Period.

          Post-Liquidation Proceeds: As defined in Section 4.02(b).

          Principal Balance: With respect to any date of determination and with respect to any Home Loan or related Foreclosure Property, an amount equal to the Cut-Off Date principal balance of such Home Loan minus all principal reductions credited against the Principal Balance of such Home Loan since such Cut-Off Date through the end of the immediately preceding Due Period. For purposes of this definition, a Liquidated Home Loan shall be deemed to have a Principal Balance equal to the Principal Balance of the related Home Loan immediately prior to the final recovery of related Liquidation Proceeds and a Principal Balance of zero as of the end of the Due Period in which such Home Loan becomes a Liquidated Home Loan.

          Principal Prepayment: With respect to any Home Loan and with respect to any Due Period, any principal amount received on a Home Loan in excess of the scheduled principal amount included in the Monthly Payment due on the Due Date in such Due Period.

          Prospectus: The final Prospectus, dated March 10, 1999, as supplemented by the Prospectus Supplement.

          Prospectus Supplement: The Prospectus Supplement dated March 10, 1999, in connection with the offer and sale of the Notes.

          Purchase Price: As defined in Section 3.05 herein.

          Qualified Substitute Home Loan: A home loan or home loans substituted for a Deleted Home Loan pursuant to Section 3.05, which (i) has or have an interest rate or rates not more than 0.50% lower than the Home Loan Interest Rate for the Deleted Home Loan, (ii) matures or mature not more than one year later than and not more than one year earlier than the Deleted Home Loan, (iii) has or have a principal balance or principal balances (after application of all payments received on or prior to the date of substitution) equal to or less than the Principal Balance of the Deleted Home Loan as of such date, (iv) has or have a lien priority no lower than the Deleted Home Loan, (v) has a related obligor with a Credit Score equal to or greater than the Credit Score of the Obligor with respect to the Deleted Home Loan, and (vi) complies or comply as of the date of substitution with each representation and warranty set forth in
Section 3.03 and is not more than 30 days delinquent as of the date of substitution for such loan; and (vii) has a related obligor with a Credit Score at origination of not less than 620. For purposes of determining whether multiple home loans proposed to be substituted for one or more Deleted Home Loans pursuant to Section 3.05 are in fact "Qualified Substitute Home Loans" as provided above, the criteria specified in clauses (i), (ii), (iii), (v) and
(vii) above may be considered on an aggregate or weighted average basis, rather than on a loan-by-loan basis (e.g., so long as the weighted average Home Loan Interest Rate of any loans proposed to be substituted is not less than nor more than one percentage point different from the Home Loan Interest Rate for the designated Deleted Home Loan or Home Loans and the weighted average Credit Score of any Qualified Substitute Home Loans cumulatively substituted is equal to the weighted average Credit Score of the Deleted Home Loans, the requirements of clauses (i) and (v) above would be deemed satisfied), except that, with respect to any such substitution, the lowest Credit Score of any home loan substituted shall not be lower than the lowest Credit Score of the related Deleted Home Loans.

          Rating Agency: Each of Fitch, Moody's and S&P and their respective successors; provided, however, that if no such organization or successor is any longer in existence, "Rating Agency" shall be a nationally recognized statistical rating organization or other comparable person designated by the Issuer, notice of which designation shall have been given to the Indenture Trustee, the Depositor and the Servicer.

          Ratings: The ratings initially assigned to the rated Securities by the Rating Agencies, as evidenced by letters from the Rating Agencies.

          Realized Losses: With respect to any Home Loan that becomes a Liquidated Home Loan, the amount by which the Principal Balance thereof immediately prior to such Home Loan becoming a Liquidated Home Loan exceeds the proceeds (net of related expenses and reimbursements), including Insurance Proceeds, that are allocable to principal of such Home Loan, applying such proceeds first to accrued and unpaid interest, and are received by the Servicer in connection with the liquidation or the disposition of the related Mortgaged Property.

          Record Date: With respect to each Payment Date, the close of business on the last Business Day of the calendar month immediately preceding the month in which such Payment Date occurs.

          Regular Payment Amount: With respect to any Payment Date, the lesser of (a) the Available Collection Amount and (b) the sum of (i) the Noteholders' Interest Payment Amount, (ii) the Certificateholder's Interest Distribution Amount and (iii) the Regular Principal Payment Amount.

          Regular Principal Payment Amount: With respect to each Payment Date, an amount equal to the lesser of:

             (a) the sum of (i) each scheduled payment of principal collected by the Servicer in the related Due Period, (ii) all partial and full principal prepayments applied by the Servicer during such Due Period,
         (iii) the principal portion of all Net Liquidation Proceeds, Insurance Proceeds and Released Mortgaged Property Proceeds received by the Servicer during such Due Period in respect of any Home Loan, to the extent received on or prior to the date on which such Home Loan became a Liquidated Home Loan, (iv) that portion of the Purchase Price of any repurchased Home Loan allocable to principal and (v) the principal portion of any Substitution Adjustments required to be deposited in the Collection Account as of the related Determination Date; and

             (b) the aggregate of the outstanding principal balances of the Securities immediately prior to such Payment Date.

          Released Mortgaged Property Proceeds: With respect to any Payment Date and any Home Loan, the proceeds received by the Servicer in connection with (a) a taking of an entire Mortgaged Property by exercise of the power of eminent domain or condemnation or (b) any release of part of the Mortgaged Property from the lien of the related Mortgage, whether by partial condemnation, sale or otherwise, which in either case are not released to the borrower in accordance with applicable law, Accepted Servicing Practices and this Agreement.

          REO Property: A Mortgaged Property that is acquired by the Indenture Trustee in foreclosure or by deed in lieu of foreclosure.

          Residual Interest Certificate: The Residual Interest Certificate issued pursuant to the Trust Agreement.

          Responsible Officer: When used with respect to the Indenture Trustee, any officer within the Corporate Trust Office of the Indenture Trustee, including any Vice President, Assistant Vice President, Secretary, Assistant Secretary or any other officer of the Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject. When used with respect to the Issuer, the Depositor, the Seller, or the Servicer, the President or any Vice President, Assistant Vice President, or any Secretary or Assistant Secretary thereof.

          S&P: Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

          Securities Act: The Securities Act of 1933, as amended.

          Securities Intermediary: The Person acting as Securities Intermediary under this Agreement (which is U.S. Bank National Association), its successor in interest, and any successor Securities Intermediary appointed pursuant to
Section 5.06(d).

          Security or Securities: Any of the Notes or the Certificates, as applicable.

          Security Entitlement: The meaning specified in Section 8-102(a)(17) of the New York UCC.

          Securityholder: A Holder of a Note or Certificate, as applicable.

          Seller: United National Bank, a national banking association, and any successor thereto.

          Series or Series 1999-1: United National Home Loan Owner Trust 1999-1, Asset Backed Securities, Series 1999-1.

          Servicer: Advanta Mortgage Corp. USA as the servicer, or any successor appointed as herein provided.

          Servicer Event of Default: As specified in Section 10.01 hereof.

          Servicing Advances: Subject to Section 4.01(b), all reasonable, customary and necessary "out of pocket" costs and expenses advanced or paid by the Servicer with respect to the Home Loans in accordance with the performance by the Servicer of its servicing obligations hereunder, including, but not limited to, the costs and expenses for (i) the preservation, restoration and protection of the Mortgaged Property, including without limitation advances in respect of real estate taxes, hazard insurance premiums, flood insurance premiums and assessments, (ii) any collection, enforcement or judicial proceedings, including without limitation foreclosures, collections and liquidations pursuant to Section 4.02 or other legal actions and costs associated therewith that potentially affect the existence, validity, priority, enforceability or collectability of the Home Loans, including collection agency fees and costs of pursuing or obtaining personal judgments, garnishments, levies, attachments and similar actions incurred in accordance with Accepted Servicing Practices, (iii) the conservation, management, liquidation, sale or other disposition of any Foreclosure Property pursuant to Section 4.06, including reasonable fees paid to any independent contractor in connection therewith incurred in accordance with Accepted Servicing Practices, (iv) advances to keep senior liens current.

          Servicing Compensation: With respect to a Payment Date, the Servicing Fee and other amounts to which the Servicer is entitled pursuant to Sections 5.01(b)(1), 5.01(b)(2), 7.01 and 7.03.

          Servicing Fee: As to each Home Loan (including any Home Loan that has been foreclosed and has become a Foreclosure Property, but excluding any Liquidated Home Loan), the fee payable monthly to the Servicer on each Payment Date, which shall be (a) the product of the Servicing Fee Rate and the Principal Balance of such Home Loan as of the beginning of the related Due Period (or, in the case of the first Payment Date, the Principal Balance as of the Cut-Off Date) divided by (b) 12. The Servicing Fee includes any servicing fees owed or payable to any Subservicer which fees shall be paid from the Servicing Fee.

          Servicing Fee Rate: 0.75%.

          Servicing Officer: Any officer of the Servicer or Subservicer involved in, or responsible for , the administration and servicing of the Home Loans whose name and specimen signature appears on a list of servicing officer annexed to an Officer's Certificate furnished by the Servicer or the Subservicer , respectively, to the Issuer and the Indenture Trustee, on behalf of the Securityholders, as such list may from time to time be amended.

          Servicing Report: A magnetic tape or computer disk providing such information regarding the Servicer's activities in servicing Home Loans and information with respect to the Home Loans during the related Due Period as the Indenture Trustee may reasonably require in order for the Indenture Trustee to prepare its Monthly Statement.

          Servicing Report Date: With respect to a Payment Date in a given month, the 15th day of such month; provided, however, if such date is not a Business Day, the next succeeding Business Day.

          Stepdown Date: The Payment Date occurring on the later of (i) the first Payment Date after the Payment Date in March 2002 and (ii) the Payment Date on which the Class Principal Balance of the Class A Notes, after giving effect to payments of principal on such Payment Date, is less than or equal to 10% of the Pool Principal Balance as of the end of the related Due Period; provided, however, if the Aggregate Liquidation Losses for such Payment Date exceed 28% of the Original Pool Principal Balance, then the Stepdown Date will be the Payment Date on which the Class Principal Balance of the Class A Notes, after giving effect to payments of principal on such Payment Date, is less than or equal to 4% of the Pool Principal Balance as of the end of the related Due Period.

          Subordinate Security: Any Class M-1 Note, Class M-2 Note, Class B-1 Certificate, Class B-2 Certificate, Class B-3 Certificate, Class B-4 Certificate or Residual Interest Certificate.

          Subservicer: Any Person with whom the Servicer has entered into a Subservicing Agreement and who is an Eligible Servicer and who satisfies any requirements set forth in Section 4.09(a) in respect of the qualifications of a Subservicer which may be an affiliate of the Servicer.

          Subservicing Agreement: Any agreement between the Servicer and any Subservicer relating to subservicing and/or administration of any or all Home Loans as provided in Section 4.09(a), copies of which shall be made available, along with any modifications thereto, to the Issuer and the Indenture Trustee, except that copies of such agreements between the Servicer and a Subservicer which is an affiliate of the Servicer need not be provided.

          Substitution Adjustment: As to any date on which a substitution occurs pursuant to Section 3.05, the amount, if any, by which (a) the aggregate of the Principal Balances after application of principal payments received through the close of the preceding Due Period of any Qualified Substitute Home Loans plus any accrued and unpaid interest thereon that is scheduled to be paid during the Due Period in which such substitution occurs, is less than (b) the aggregate of the Principal Balances, together with accrued and unpaid interest scheduled to be paid during the Due Period in which such substitution occurs, of the related Deleted Home Loans.

          Superior Lien: With respect to any Home Loan which is secured by other than a first priority lien, the mortgage(s) relating to the corresponding Mortgaged Property having a superior priority lien.

          Termination Price: An amount equal to the sum of (i) the then outstanding aggregate Class Principal Balances of the Securities being redeemed or purchased plus all accrued and unpaid interest thereon at the applicable Interest Rates, (ii) any unreimbursed Deferred Amounts owed to a Class of Notes, (iii) any Servicing Compensation due and unpaid, (iv) any unreimbursed Servicing Advances including Nonrecoverable Servicing Advances and (v) any due and unpaid Indenture Trustee Fees, Owner Trustee Fees or Co-Owner Trustee Fees.

          Trust: The Issuer.

          Trust Account Property: The Trust Accounts, all amounts and investments (excluding any investment income from such amounts or investments thereof (net of investment losses)) held from time to time in any Trust Account or in the Certificate Distribution Account and all proceeds of the foregoing.

          Trust Accounts: The Note Payment Account and the Collection Account.

          Trust Agreement: The Trust Agreement dated as of March 1, 1999 among the Depositor, the Co-Owner Trustee and the Owner Trustee, as such may be amended or supplemented from time to time.

          Trust Estate: The assets subject to this Agreement and the Indenture pledged by the Issuer to the Indenture Trustee, which assets consist of all of the Depositor's right, title and interest in and to: (i) such Home Loans as from time to time are subject to this Agreement, as the same may be amended or supplemented from time to time (including to reflect the removal of Deleted Home Loans and the addition of Qualified Substitute Home Loans), together with the Home Loan Files relating thereto and all proceeds thereof (other than prepayment penalties and prepayment fees with respect to the Home Loans), (ii) the related Mortgages and security interests in the properties, (iii) all payments and proceeds received on or with respect to the Home Loans after the Cut-Off Date, (excluding interest due on the Home Loans on or prior to the Cut-Off Date) (iv) such assets as from time to time are identified as Foreclosure Property, (v) all assets and funds as are from time to time deposited in any Trust Account (excluding any investment income from amounts on deposit in the Collection Account (net of investment losses)), (vi) all insurance policies with respect to the Home Loans and any Insurance Proceeds,
(vii) Net Liquidation Proceeds, Post-Liquidation Proceeds and Released Mortgaged Property Proceeds, and (viii) that certain Home Loan Purchase Agreement under which the Depositor acquired the Home Loans from the Seller.

          Withdrawal Date: With respect to a Payment Date, the Business Day prior to such Payment Date.

          Section 1.02 Other Definitional Provisions. (a) Capitalized terms used herein and not otherwise defined herein have the meanings assigned to them in the Indenture and the Trust Agreement.

          (b) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

          (c) As used in this Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such certificate or other document shall control.

          (d) The words "hereof," "herein," "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Article, Section, Schedule and Exhibit references contained in this Agreement are references to Articles, Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified; and the term "including" shall mean "including without limitation."

          (e) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

          (f) Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

          Section 1.03 Interest Calculation. Unless otherwise specified, all calculations of accrued interest and accrued fees shall be made on the basis of a 360-day year consisting of twelve 30-day months.

                                   ARTICLE II

                          CONVEYANCE OF THE HOME LOANS

          Section 2.01 Conveyance of the Home Loans. (a) As of the Closing Date, in consideration of the Issuer's delivery of the Securities to the Depositor or its designee, upon the order of the Depositor, the Depositor, as of the Closing Date and concurrently with the execution and delivery hereof, does hereby sell, transfer, assign, set over and otherwise convey to the Issuer, without recourse, but subject to the other terms and provisions of this Agreement, all of the right, title and interest of the Depositor in and to the Trust Estate and the Certificate Distribution Account. The foregoing sale, transfer, assignment, set over and conveyance does not and is not intended to result in a creation or an assumption by the Issuer of any obligation of the Depositor, the Seller or any other Person in connection with the Trust Estate or under any agreement or instrument relating thereto except as specifically set forth in the Basic Documents.

          (b) As of the Closing Date, the Issuer acknowledges the conveyance to it by the Depositor of all of the Depositor's right, title and interest in and to the Trust Estate, receipt of which is hereby acknowledged by the Issuer. Concurrently with such delivery, the Issuer has pledged to the Indenture Trustee the Trust Estate, and in exchange for the conveyance to it by the Depositor of all of the Depositor's right, title and interest in and to the Trust Estate (i) the Owner Trustee (not in its individual capacity, but solely as Owner Trustee on behalf of the Issuer) has executed the Notes and (ii) the Issuer has caused the Indenture Trustee to authenticate and deliver the Notes to the Depositor or its designee, upon the order of the Issuer. In addition, concurrently with the delivery to the Issuer of all of the Depositor's right, title and interest in and to the Trust Estate and in exchange therefor, the Owner Trustee, pursuant to the instructions of the Depositor, has executed (not in its individual capacity, but solely as Owner Trustee on behalf of the Issuer) and caused to be authenticated and delivered the Certificates to the Depositor or its designee, upon the order of the Depositor.

          (c) The Depositor agrees to take or cause to be taken such actions and execute such documents (including without limitation the filing of all necessary continuation statements for the UCC-1 financing statements filed in the State of New York (which shall have been filed on or before the Closing
Date)) describing the Home Loans and the Cut-Off Date Principal Balances and naming the Depositor as debtor and the Indenture Trustee as secured party and any amendments to UCC-1 financing statements as are necessary to perfect and protect the Trust's, the Indenture Trustee's on behalf of the Noteholders and the Owner Trustee's on behalf of the Certificateholders' interests in each Home Loan and the Cut-Off Date Principal Balance and the proceeds thereof and all other items described in Section 2.01(a).

          (d) The Seller agrees to take or cause to be taken such actions and execute such documents (including without limitation the filing of all necessary continuation statements for the UCC-1 financing statements filed in the State of West Virginia (which shall have been filed on or before the Closing Date)) describing the Home Loans and the Cut-Off Date Principal Balances and naming the Seller, as debtor and the Depositor, as secured party and any amendments to UCC-1 financing statements as are necessary to perfect and protect from any entity claiming by or through the Seller the Depositor's, the Trust's, the Indenture Trustee's on behalf of the Noteholders and the Owner Trustee's on behalf of the Certificateholders' interests in each Home Loan and the Cut-Off Date Principal Balance and the proceeds thereof and all other items described in Section 2.01(a).

          (e) It is the intention of the parties hereto that the transfers and assignments contemplated by this Agreement shall constitute a sale of the Trust Estate from the Depositor to the Issuer and upon the execution of this Agreement by the parties hereto, the Trust Estate shall no longer be owned by the Depositor. If the assignment, transfer and conveyance of the Trust Estate to the Issuer pursuant to this Agreement is held or deemed not to be a sale or is held or deemed to be a pledge of security for a loan, the Depositor intends that the rights and obligations of the parties to this Agreement shall be established by the terms of this Agreement and that, in such event, (i) the Depositor shall be deemed to have granted to the Issuer a first priority security interest in the entire right, title and interest of the Depositor in and to the Trust Estate and all proceeds thereof, and (ii) this Agreement shall constitute a security agreement under applicable law. Prior to or promptly after the Closing Date, the Depositor shall cause to be filed a UCC-1 financing statement with the Secretary of State of Delaware naming the Depositor as "debtor" and the Issuer as "secured party" and describing the Trust Estate.

          Section 2.0  [RESERVED]

          Section 2.03. Ownership and Possession of Home Loan Files. Upon the issuance of the Securities, with respect to the Home Loans, the ownership of each Debt Instrument, the related Mortgage and the contents of the related Home Loan File shall be vested in the Issuer, subject to the lien created by the Indenture in favor of the Indenture Trustee for the benefit of the Securityholders, although possession of the Home Loan Files will be with the Custodian.

          Section 2.04. Books and Records. The Servicer shall be responsible for maintaining, and shall maintain, a complete set of books and records for each Home Loan which shall be clearly marked to reflect the record ownership of each Home Loan by the Issuer, subject to the lien created by the Indenture in favor of the Indenture Trustee for the benefit of the Securityholders.

          Section 2.05. Delivery of Home Loan Documents.

          (a) With respect to each Home Loan, on the Closing Date the Seller shall have delivered or caused to be delivered to the Custodian each of the following documents (collectively, the "Home Loan Files"):

          (A) With respect to any Home Loan which is not evidenced by a
Contract:

               (i) The original Debt Instrument, endorsed "Pay to the order of U.S. Bank National Association, as Indenture Trustee for the United National Home Loan Owner Trust 1999-1 Asset Backed Notes, Series 1999-1, without recourse" and signed, by facsimile or manual signature, in the name of the Seller by a Responsible Officer thereof, together with all intervening endorsements that evidence a complete chain of title from the originator thereof to the Seller; provided that any of the foregoing endorsements may be contained on an allonge which shall be firmly affixed to such Debt Instrument;

               (ii) With respect to each Debt Instrument, either: (A) the original Mortgage, with evidence of recording thereon, (B) a copy of the Mortgage certified as a true copy by a Responsible Officer of the Seller or by the closing attorney, if the original has been transmitted for recording but has not, at the time of delivery of this Agreement, been returned or (C) a copy of the Mortgage certified by the public recording office in those instances where the original recorded Mortgage has been lost or has been retained by the public recording office;

               (iii) With respect to each Debt Instrument, either (A) the original Assignment of Mortgage assigned to "U.S. Bank National Association, as Indenture Trustee for the United National Home Loan Owner Trust 1999-1 Asset Backed Notes, Series 1999-1" and signed in the name of the Seller by a Responsible Officer with evidence of recording thereon, (B) a copy of the Assignment of Mortgage, certified as a true copy by a Responsible Officer of the Seller where the original has been transmitted for recording but has not, at the time of delivery of this Agreement, been returned or (C) a copy of the Assignment of Mortgage certified by the public recording office in those instances where the original recorded Assignment of Mortgage has been lost or has been retained by the public recording office (provided, however, that where the original Assignment of Mortgage is not being delivered to the Custodian, such Responsible Officer may complete one or more blanket certificates attaching copies of one or more Assignments of Mortgage relating thereto); provided that any such Assignments of Mortgage may be made by blanket assignments for Home Loans secured by Mortgaged Properties located in the same county, if permitted by applicable law; provided, however, that the recordation of such Assignment of Mortgage shall not be required in Non-Recordation States;

               (iv) With respect to each Debt Instrument, either: (A) originals of all intervening assignments of the Mortgage, with evidence of recording thereon, (B) if the original intervening assignments have not yet been returned from the recording office, a copy of the originals of such intervening assignments together with a certificate of a Responsible Officer of the Seller or the closing attorney certifying that the copy is a true copy of the original of such intervening assignments or (C) a copy of the intervening assignment certified by the public recording office in those instances where the original recorded intervening assignment has been lost or has been retained by the public recording office; provided that the chain of intervening recorded assignments shall not be required to match the chain of intervening endorsements of the Debt Instrument, so long as the chain of intervening recorded assignments, if applicable, evidences one or more assignments of the Mortgage from the original mortgagee ultimately to the person who has executed the Assignment of Mortgage referred to in clause (iii) above;

               (v) for each Home Loan either an original title insurance policy or a title search or guaranty of title, provided that if any such original policy of title insurance has not yet been received by the Seller, the Seller shall have delivered, or cause to be delivered, a copy of such policy or a title insurance binder or commitment for the issuance of such policy with respect to the related Mortgaged Property promptly upon any such document coming into the possession of the Seller;

               (vi) the original of any guaranty executed in connection with the Mortgage Note;

               (vii) the original of each assumption, modification, consolidation or substitution agreement, if any, relating to the Home Loan;

               (viii) any security agreement, chattel mortgage or equivalent instrument executed in connection with the Mortgage; and

               (ix) any insurance policies relating to the Home Loan.

               (B)With respect to each Home Loan evidenced by a Contract:

               (i) The original Contract stamped as follows: "This Contract has been assigned to U.S. Bank National Association, as Indenture Trustee for United National Home Loan Owner Trust 1999-1 Asset-Backed Notes, or to any successor Indenture Trustee thereunder";

               (ii) The original title document for the related Manufactured Home or a duplicate certified by the appropriate governmental authority which issued the original thereof or the application for such title document or, if the laws of the jurisdiction in which the related Manufactured Home is located do not provide for the issuance of title documents for manufactured housing, other evidence of ownership of the related Manufactured Home which is customarily relied upon in such jurisdiction as evidence of title to a manufactured housing unit;

               (iii) Evidence of one or more of the following types of perfection of the security interest in the related Manufactured Home granted by such Contract, as appropriate: (a) notation of such security interest on the title document, (b) a financing statement meeting the requirements of the UCC, with evidence of recording indicated thereon, or (c) such other evidence of perfection of a security interest in a manufactured housing unit as is customarily relied upon in the jurisdiction in which the related Manufactured Home is located;

               (iv) The assignment of the Contract to the Indenture Trustee (which may be in a blanket form that also covers other Contracts);

               (v) Any extension, modification or waiver agreements;

               (vi) With respect to any Land-and-Home Contract, the original Mortgage with evidence of recording indicated thereon; provided, however, that if the Mortgage with evidence of recording thereon cannot be delivered concurrently with the execution and delivery of this Agreement solely because of a delay caused by the public recording office where such Mortgage has been delivered for recordation, there shall be delivered to the Grantor Trustee a copy of such Mortgage certified as a true copy in an Officer's Certificate, which Officer's Certificate shall certify that such Mortgage has been delivered to the appropriate public recording office for recordation, and there shall be promptly delivered to the Grantor Trustee such Mortgage with evidence of recording indicated thereon upon receipt thereof from the public recording official (or a true copy thereof certified by an appropriate public official may be delivered to the Grantor Trustee); and

               (vii) With respect to any Land-and-Home Contract, the original assignment of Mortgage to the Grantor Trustee, in recordable form. Such assignments may be blanket assignments, to the extent such assignments are effective under applicable law, for Mortgage Loans covering Mortgaged Properties situated within the same county. If the assignment of Mortgage is in blanket form an assignment of Mortgage need not be included in the individual Mortgage File.

          Notwithstanding the foregoing, if the original Debt Instrument with respect to a Home Loan cannot be located, the Seller may deliver a lost note affidavit substantially in the form attached as Exhibit E hereto; provided, that the aggregate of Home Loans as to which lost note affidavits are delivered shall not exceed 1.0% (by aggregate principal balance) of the Home Loans.

          Notwithstanding the foregoing, the Seller shall not be required to deliver to the Indenture Trustee, as Custodian, on or before the Closing Date with respect to a Home Loan (a) the original Assignment of Mortgage pursuant to clause (A)(iii) above or (b) an intervening assignment of the Mortgage from Keystone or KMC, as the case may be, to the Seller pursuant to clause (A)(iv) above if, in either case, the Indenture Trustee has agreed to prepare such Assignment of Mortgage or intervening assignment of the Mortgage, as the case may be. The Indenture Trustee shall endeavor to prepare and deliver to the Seller, Keystone or KMC, as applicable, for execution each such Assignment of Mortgage and intervening assignment of the Mortgage within 30 days following the Closing Date and in any event shall prepare and deliver each such Assignment of Mortgage and intervening assignment of the Mortgage no later than 90 days following the Closing Date with respect to each Home Loan for which the related Home Loan File contains, as of date of the review conducted by the Custodian pursuant to Section 2.06(a) hereof, the information necessary for the Indenture Trustee to prepare the Assignment of Mortgage and the intervening assignment of the Mortgage to the Seller. The Seller shall, and shall use its best efforts to cause Keystone and KMC to, cooperate with Indenture Trustee in the prompt execution and return to the Indenture Trustee of each such Assignment of Mortgage or intervening assignment of the Mortgage, as applicable, properly prepared by the Indenture Trustee; provided, that all such executed Assignments of Mortgage and intervening assignments of the Mortgage described in this paragraph shall be returned to the Indenture Trustee within 10 Business Days of receipt of the same from the Indenture Trustee. With respect to any Home Loan, the Seller shall be deemed to have satisfied its obligations under clause (A)(iii) or clause (A)(iv) of this Section 2.05(a) in regard to the Assignment of Mortgage from the Seller to the Indenture Trustee or the intervening assignment of the Mortgage from Keystone or KMC, as the case may be, to the Seller, upon return to the Indenture Trustee of a properly executed Assignment of Mortgage or intervening assignment of the Mortgage, as applicable, in accordance with the terms of this paragraph or the following paragraph. All Assignments of Mortgage (other than those with respect to the Non-Recordation States) and all intervening assignments of the Mortgage to the Seller described in this paragraph shall be submitted for recordation by the Indenture Trustee to the applicable public recording office promptly following receipt of such documents properly executed by the Seller, Keystone or KMC, as the case may be, but in no event later than 10 days following the date of receipt thereof by the Indenture Trustee.

          If, as of the date of the review conducted by the Custodian pursuant to Section 2.06(a) hereof, the Mortgage or other documentation necessary for the Indenture Trustee to prepare the Assignment of Mortgage and the intervening assignment of the Mortgage to the Seller is not contained in the Home Loan File because the Mortgage or other document has not been returned from the applicable public filing office, the Indenture Trustee shall, within 30 days following the receipt of such Mortgage or other documentation from the applicable public filing office, prepare and deliver such Assignment of Mortgage and intervening assignment of the Mortgage, as the case may be, to the Seller, and to Keystone or KMC, as applicable, for execution. The Seller shall, and shall use its best efforts to cause Keystone and KMC to, cooperate with Indenture Trustee in the prompt execution and return to the Indenture Trustee of each such Assignment of Mortgage or intervening assignment of the Mortgage, as applicable, properly prepared by the Indenture Trustee; provided, that all such executed Assignments of Mortgage and intervening assignments of the Mortgage to the Seller described in this paragraph shall be returned to the Indenture Trustee within 10 Business Days of receipt from the Indenture Trustee. All such Assignments of Mortgage (other than those with respect to the Non-Recordation States) and all such intervening assignments of the Mortgage to the Seller described in this paragraph shall be submitted for recordation by the Indenture Trustee to the applicable public recording office promptly following receipt of such documents properly executed by the Seller, Keystone or KMC, as the case may be, but in no event later than 10 days following the date of receipt thereof by the Indenture Trustee.

          With respect to each Home Loan, the Seller shall, within five Business Days after the receipt thereof, and in any event, within twelve months of the Closing Date, deliver or cause to be delivered to the Custodian: (i) the original recorded Mortgage in those instances where a copy thereof certified by the Seller was delivered to the Custodian; (ii) the original recorded Assignment of Mortgage, except with respect to Non-Recordation States; (iii) any original recorded intervening assignments of Mortgage in those instances where copies thereof certified by the Seller were delivered to the Custodian; and (iv) the original recorded assumption and modification agreement in those instances in which a copy was delivered. Notwithstanding anything to the contrary contained in this Section 2.05, in those instances where the public recording office retains the original Mortgage or, if applicable, the Assignment of Mortgage, the intervening assignments of the Mortgage or the original recorded assumption and modification agreement after it has been recorded, or where any such original has been lost or destroyed, the Seller shall be deemed to have satisfied its obligations hereunder with respect to the delivery of any such document upon delivery to the Custodian of a copy, as certified by the public recording office to be a true copy of the recorded original of such Mortgage or, if applicable, the Assignment of Mortgage, intervening assignments of Mortgage or assumption and modification agreement, respectively.

          The Seller shall not be required to record Assignments of Mortgages for any Home Loan with respect to which the related Mortgaged Property is located in a Non-Recordation State, and the delivery of the Assignments of Mortgages for such Home Loans to the Custodian in recordable form on the Closing Date or the agreement by the Indenture Trustee to prepare the same shall constitute full compliance with subsection (b)(A)(iii) above and the Seller shall retain record title to such Mortgages on behalf of the Indenture Trustee and the holders of the Securities.

          (b) All recordings required pursuant to this Section 2.05 shall be accomplished by or on behalf of and at the expense of the Seller.

          Section 2.06. Acceptance by the Custodian of the Home Loans; Initial Certification by Custodian. (a) The Custodian shall execute and deliver on the Closing Date an acknowledgment of receipt of the Home Loan File for each Home Loan. The Custodian shall hold such documents and any amendments, replacements or supplements thereto, as well as any other assets included in the Trust Estate, delivered to the Custodian in trust, upon and subject to the conditions set forth herein for the benefit of the Securityholders. The Custodian shall review each Home Loan File within 30 days after the Closing Date (or, with respect to any Qualified Substitute Home Loan, within 30 days after the conveyance of the related Home Loan to the Issuer) and shall deliver to the Seller, the Indenture Trustee, the Issuer and the Servicer an interim certification to the effect that, as to each Home Loan listed in the Home Loan Schedule (other than any Home Loan paid in full or any Home Loan specifically identified in such certification as not covered by such certification), (i) all documents required to be delivered pursuant to this Agreement are in its possession, (ii) all documents delivered by the Seller to the Custodian pursuant to Section 2.05 have been reviewed by the Custodian and have not been mutilated or damaged and appear regular on their face (handwritten additions, changes or corrections shall not constitute irregularities if initialed by the Obligor) and relate to such Home Loan, (iii) based on the examination of the Custodian, and only as to the foregoing documents, the information set forth on the Home Loan Schedule accurately reflects the information set forth in the Home Loan File and (iv) each Debt Instrument has been endorsed as provided in
Section 2.05. Neither the Issuer nor the Custodian shall be under any duty or obligation (i) to inspect, review or examine any such documents, instruments, certificates or other papers to determine that they are genuine, enforceable, or appropriate for the represented purpose or that they are other than what they purport to be on their face or (ii) to determine whether any Home Loan File should include any of the documents specified in Section 2.05(a)(v). Prior to the first anniversary of the Closing Date, the Custodian shall deliver to the Seller, the Indenture Trustee, the Issuer and the Servicer a final certification evidencing the completeness of the Home Loans in its possession or control.

          (b) If the Custodian, during the process of reviewing the Home Loan Files, finds any document constituting a part of the Home Loan File which is not executed, has not been received, is unrelated to any Home Loan identified in the Home Loan Schedule, does not conform to the requirements of Section 2.05 or does not conform, in all material respects, to the description thereof as set forth in the Home Loan Schedule, then the Custodian shall promptly so notify the Servicer, the Indenture Trustee, the Issuer and the Seller. In performing any such review, the Custodian may conclusively rely on the Seller as to the purported genuineness of any such document and any signature thereon. It is understood that the scope of the Custodian's review of the Home Loan Files is limited solely to confirming that the documents listed in Section 2.05 have been received and further confirming that any and all documents delivered pursuant to Section 2.05 have been executed and relate to the Home Loans identified in the Home Loan Schedule. Neither the Issuer nor the Custodian shall have any responsibility for determining whether any document is valid and binding, whether the text of any assignment or endorsement is in proper or recordable form, whether any document has been recorded in accordance with the requirements of any applicable jurisdiction, or whether a blanket assignment is permitted in any applicable jurisdiction. If a material defect in a document constituting part of a Home Loan File is discovered, then the Seller shall comply with the cure, substitution and repurchase provisions of Section 3.05 hereof.

          (c) On the Payment Date in December of each year commencing in 1999, the Custodian shall deliver to the Seller, the Indenture Trustee and the Servicer a certification listing all Home Loan Files held by the Custodian on such Payment Date.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

          Section 3.01 Representations and Warranties of the Seller. The Seller hereby represents, warrants and covenants with and to the Issuer, the Depositor, the Indenture Trustee, the Servicer and the Securityholders as of the Closing Date:

          (a) The Seller is a national banking association duly organized, validly existing, and in good standing under the laws of the jurisdiction of its creation and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each Mortgaged Property State if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Seller and perform its obligations as Seller hereunder except where the failure to be so licensed, qualified or in good standing, either singularly or in the aggregate, would not have a material adverse effect on its business or its ability to perform its obligations hereunder; the Seller has the power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Seller and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action of the Seller; this Agreement evidences the valid, binding and enforceable obligation of the Seller; and all requisite action has been taken by the Seller to make this Agreement valid, binding and enforceable upon the Seller in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium and other, similar laws relating to or affecting creditors' rights generally or the application of equitable principles in any proceeding, whether at law or in equity.

          (b) All actions, approvals, consents, waivers, exemptions, variances, franchises, orders, permits, authorizations, rights and licenses required to be taken, given or obtained, as the case may be, by or from any federal, state or other governmental authority or agency (other than any such actions, approvals, etc. under any state securities laws, real estate syndication or "Blue Sky" statutes, as to which the Seller makes no such representation or warranty) that are necessary in connection with the purchase and sale of the Securities and the execution and delivery by the Seller of this Agreement and the other related documents to which it is a party, have been duly taken, given or obtained, as the case may be, are in full force and effect, are not subject to any pending proceedings or appeals (administrative, judicial or otherwise) and either the time within which any appeal therefrom may be taken or review thereof may be obtained has expired or no review thereof may be obtained or appeal therefrom taken, and are adequate to authorize the consummation of the transactions contemplated by this Agreement and such other documents on the part of the Seller and the performance by the Seller of its obligations as Seller under this Agreement and such other documents to which it is a party.

          (c) The consummation of the transactions contemplated by this Agreement will not result in (i) the breach of any terms or provisions of the Articles of Association or Bylaws of the Seller, (ii) the breach of any term or provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under, any material agreement, indenture or loan or credit agreement or other material instrument to which the Seller, or its property is subject, or (iii) the violation of any law, rule, regulation, order, judgment or decree to which the Seller or its respective property is subject.

          (d) Neither the Prospectus Supplement nor any statement, report or other document prepared by the Seller and furnished or to be furnished in connection with the transactions contemplated hereby contains or will contain any untrue statement of material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

          (e) There is no action, suit, proceeding or investigation pending or, to the best of the Seller's knowledge, threatened against the Seller which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Seller in any material impairment of the right or ability of the Seller to carry on its business substantially as now conducted, or in any material liability on the part of the Seller which would draw into question the validity of this Agreement or the Home Loans or of any action taken or to be taken in connection with the obligations of the Seller contemplated herein, or which would be likely to impair materially the ability of the Seller to perform under the terms of this Agreement.

          (f) The Seller is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or other governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or otherwise) or operations of the Seller or its properties or might have consequences that would materially and adversely affect its performance hereunder.

          (g) The Seller shall not solicit any refinancing of any of the Home Loans; provided, that this covenant shall not prevent or restrict either (1) the Seller from making general solicitations, by mail, advertisement or otherwise of the general public or persons on a targeted list, so long as the list was not generated from the Home Loan Schedule or (2) any refinancing in connection with an Obligor's unsolicited request for refinancing.

          (h) The transactions contemplated by this Agreement are in the ordinary course of business of Seller;

          (i) The Seller is not insolvent, nor will it be made insolvent by the transfer of the Home Loans, nor is it aware of any pending insolvency; and it did not sell the Home Loans to the Trust with any intent to hinder, delay or defraud any of its creditors;

          (j) The Seller's place of business and chief executive office is in West Virginia;

          (k) The Seller has not caused, permitted, or suffered any financing statement other than the financing statement naming it as debtor with respect to the Home Loans to be filed in the Office of the Secretary of State of West Virginia before the filing of such financing statement; and

          (l) None of the Seller, the Depositor, nor the Trust is the Custodian for the Indenture Trustee.

          Section 3.02 Representations, Warranties and Covenants of the Servicer. The Servicer hereby represents, warrants and covenants with and to the Seller, the Depositor, the Issuer, the Indenture Trustee and the Securityholders as of the Closing Date:

          (a) The Servicer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each Mortgaged Property State if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Servicer and perform its obligations as Servicer hereunder except where the failure to be so licensed, qualified or in good standing, either singularly or in the aggregate, would not have a material adverse effect on its business or its ability to perform its obligations hereunder; the Servicer has the power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement by the Servicer and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action of the Servicer; this Agreement evidences the valid, binding and enforceable obligation of the Servicer; and all requisite action has been taken by the Servicer to make this Agreement valid, binding and enforceable upon the Servicer in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium and other, similar laws relating to or affecting creditors' rights generally or the application of equitable principles in any proceeding, whether at law or in equity;

          (b) All actions, approvals, consents, waivers, exemptions, variances, franchises, orders, permits, authorizations, rights and licenses required to be taken, given or obtained, as the case may be, by or from any federal, state or other governmental authority or agency (other than any such actions, approvals, etc. under any state securities laws, real estate syndication or "Blue Sky" statutes, as to which the Servicer makes no such representation or warranty) that are necessary in connection with the execution and delivery by the Servicer of this Agreement and the other related documents to which it is a party, have been duly taken, given or obtained, as the case may be, are in full force and effect, are not subject to any pending proceedings or appeals (administrative, judicial or otherwise) and either the time within which any appeal therefrom may be taken or review thereof may be obtained has expired or no review thereof may be obtained or appeal therefrom taken, and are adequate to authorize the consummation of the transactions contemplated by this Agreement and such other documents on the part of the Servicer and the performance by the Servicer of its obligations as Servicer under this Agreement and such other documents to which it is a party;

          (c) The consummation of the transactions contemplated by this Agreement will not result in (i) the breach of any terms or provisions of the charter or by-laws of the Servicer, (ii) the breach of any term or provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under, any material agreement, indenture or loan or credit agreement or other material instrument to which the Servicer or its property is subject, or (iii) the violation of any law, rule, regulation, order, judgment or decree to which the Servicer or its property is subject;

          (d) All statements contained in the Prospectus Supplement relating to the Servicer set forth under the caption "THE SERVICER--The Servicer" starting at the next to last paragraph on page S-24 and continuing through the fourth paragraph on page S-25 and the last paragraph on page S-25 in the Prospectus Supplement are accurate in all material respects.

          (e) All statements, reports or other documents prepared by the Servicer to be furnished in connection with the transactions contemplated hereby will be accurate in all material respects;

          (f) There is no action, suit, proceeding or investigation pending or, to the best of the Servicer's knowledge, threatened against the Servicer which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Servicer or in any material impairment of the right or ability of the Servicer to carry on its business substantially as now conducted, or in any material liability on the part of the Servicer or which would draw into question the validity of this Agreement or the Home Loans or of any action taken or to be taken in connection with the obligations of the Servicer contemplated herein, or which would be likely to impair materially the ability of the Servicer to perform under the terms of this Agreement;

          (g) The Servicer is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or other governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or otherwise) or operations of the Servicer or its properties or might have consequences that would materially and adversely affect its performance hereunder;

          (h) The Servicer shall not solicit any refinancing of any of the Home Loans; provided, that this covenant shall not prevent or restrict promotions undertaken by the Servicer or any Affiliate thereof which are directed to the general public at large, including, without limitation, mass mailing based on commercially acquired mailing lists, newspaper, radio and television advertisements. The foregoing shall not constitute solicitation. Nor is the Servicer prohibited from responding to unsolicited requests or inquiries made by an Obligor or an agent of an Obligor; provided, further, that the Servicer may solicit any Obligor for whom the Servicer has received a request for verification of mortgage from an originator of mortgage loan products similar to the Home Loans that indicates that such Obligor intends to refinance his or her Home Loan. In addition, the Servicer may solicit the Obligors for insurance products; and

          (i) The Servicer shall not disclose, sell, transfer, assign or otherwise dispose of a customer or similar list comprised of the names of the Obligors under the Home Loans to any third party without the Seller's consent, unless such list was obtained independently from its role as Servicer.

          Section 3.03 Individual Home Loans. The Seller hereby represents and warrants to the Depositor, the Issuer, the Indenture Trustee, the Servicer and the Securityholders, with respect to the Home Loans, as of the Closing Date:

          (a) The information pertaining to each Home Loan set forth in the Home Loan Schedule was true and correct in all material respects as of the Cut-Off Date;

          (b) As of the Cut-Off Date, approximately 0.60% of the Home Loans by Cut-Off Date Principal Balance were 30-59 days delinquent in payment as of the Cut-Off Date (calculated from Due Date to Due Date with respect to each Home Loan and without giving effect to any grace period). Approximately 0.36% of the Home Loans by Cut-Off Date Principal Balance were 60 days or more delinquent in payment as of the Cut-Off Date (calculated from Due Date to Due Date with respect to each Home Loan and without giving effect to any grace period). None of the Home Loans were more than 120 days delinquent in payment as of the Cut-Off Date (calculated from Due Date to Due Date with respect to each Home Loan and without giving effect to any grace period). Neither the Seller nor the relevant approved home loan originator has advanced funds, induced, solicited or knowingly received any advance of funds from a party other than the Obligor, directly or indirectly, for the payment of any amount required by the Home Loan;

          (c) The terms of the Debt Instrument and any related Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments reflected in the related Home Loan File; no instrument of waiver, alteration or modification has been executed, and no Obligor has been released, in whole or in part, except in connection with an assumption agreement which assumption agreement is part of the related Home Loan File and the payment terms of which are reflected in the related Home Loan Schedule;

          (d) The Debt Instrument and any related Mortgage are not subject to any set-off, counterclaim or defense, including the defense of usury or of fraud in the inducement, nor will the operation of any of the terms of the Debt Instrument and any related Mortgage, or the exercise of any right thereunder, render such Mortgage unenforceable, in whole or in part, or subject to any Debt Instrument or right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

          (e) Any and all material requirements of any federal, state or local law applicable to the Home Loan (including all origination and collection practices with respect thereto) have been complied with;

          (f) Any related Mortgage has not been satisfied or cancelled in whole, rescinded or subordinated, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation or rescission;

          (g) Any related Mortgage is a valid, subsisting and enforceable lien on the Mortgaged Property, including the land and all buildings on the Mortgaged Property;

          (h) The Debt Instrument and any related Mortgage are genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and by general principles of equity;

          (i) All parties to the Debt Instrument and any related Mortgage had legal capacity at the time to enter into the Home Loan and to execute and deliver the Debt Instrument and any related Mortgage, and the Debt Instrument and any related Mortgage have been duly and properly executed by such parties;

          (j) As of the applicable Cut-Off Date, the proceeds of the Home Loan have been fully disbursed and there is no requirement for future advances thereunder, and any and all applicable requirements set forth in the Home Loan documents have been complied with;

          (k) With respect to each Home Loan, immediately prior to the sale, transfer and assignment to the Depositor, the Seller had good and indefeasible legal title to the Home Loan, the related Debt Instrument and any related Mortgage, and the Seller was the sole owner thereof, subject to no liens, pledges, charges, mortgages, encumbrances or rights of others, except for such liens as will be released simultaneously with the transfer and assignment of the Home Loan to the Depositor; and immediately upon the sale, transfer and assignment contemplated herein, the Trust will hold good title to, and be the sole owner with respect to the Home Loan, the related Note and any related Mortgage, subject to no liens, pledges, charges, mortgages, encumbrances or rights of others;

          (l) There is no default, breach, violation or event of acceleration existing under the Home Loan, the related Debt Instrument and any related Mortgage and there is no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration;

          (m) Any related Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (A) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (B) otherwise by judicial foreclosure;

          (n) Each Home Loan is a fixed rate loan; each Debt Instrument shall mature within not more than 25 years and 32 days from the date of origination of the Home Loan; each Debt Instrument is payable in substantially equal Monthly Payments, with interest payable in arrears, and requires a Monthly Payment which if paid on the related Due Date is sufficient to amortize the original principal balance over the original term and to pay interest at the related Home Loan Rate; and the Debt Instrument does not provide for any extension of the original term;

          (o) The related Debt Instrument is not and has not been secured by any collateral, except, the lien of the corresponding Mortgage and/or security interest in the related Manufactured Home, as applicable;

          (p) If the related Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, or a valid substitution of trustee has been recorded or may be recorded and no extraordinary fees or expenses are or will become payable to the trustee under the deed of trust, except in connection with default proceedings and a trustee's sale after default by the Mortgagor;

          (q) The Seller has no knowledge of any circumstances or conditions not reflected in the representations set forth herein, or in the Home Loan Schedule, or in the related Home Loan File with respect to any related Mortgage, the related Mortgaged Property or the Obligor which in the opinion of the Seller could reasonably be expected to materially and adversely affect the value of the related Mortgaged Property, or the marketability of the Home Loan or cause the Home Loan to become delinquent or otherwise in default;

          (r) There exists a Home Loan File relating to each Home Loan and such Home Loan File contains all of the original or certified documentation listed in Section 2.05 for such type of Home Loan. Each Home Loan File has been delivered to the Custodian. Each document included in the Home Loan File which is required to be executed by the Obligor has been executed by the Obligor in the appropriate places. All blanks on any form required to be completed have been completed;

          (s) Each Home Loan is in respect of a home improvement loan, debt consolidation loan, installment loan agreement or a retail installment sales contract and each related Mortgaged Property with respect thereto is improved by a residential dwelling which is the principal residence or an investment of property of the related Obligor;

          (t) If the related Mortgaged Property is in an area identified by the Federal Emergency Management Agency ("FEMA") as having special flood hazards, unless the community in which the area is situated is participating in the National Flood Insurance Program and the regulations thereunder or less than a year has passed since FEMA notification regarding such hazards, a flood insurance policy is in effect with respect to such property with a generally acceptable carrier which complies with Section 102(a) of the Flood Disaster Protection Act of 1973;

          (u) The aggregate Cut-Off Date Principal Balances of the Home Loans which are multi-units (two to four units) is less than 0.48% of the aggregate Original Pool Principal Balance;

          (v) All costs, fees and expenses incurred in originating, closing or recording (except as specified in Section 2.05(b)) the Home Loans were paid;

          (w) There is no obligation on the part of the Seller or any other party other than the Obligor to make payments with respect to the Home Loan;

          (x) At the time of origination of the Home Loan, each related prior lien, if any, was not 30 or more days delinquent;

          (y) All parties which have had any interest in the Home Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (i) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (ii) (A) organized under the laws of such state, or (B) qualified to do business in such state, or (C) federal savings associations or national banks having principal offices in such state, or (D) not doing business in such state;

          (z) Any related Mortgage contains an enforceable provision either (i) requiring the consent of the Mortgagee to assumption of the related Home Loan upon sale of the Mortgaged Property or (ii) permitting the assumption of the related Home Loan upon the sale of the Mortgaged Property provided that certain conditions are satisfied;

          (aa) Except with respect to Home Loans where the related Mortgaged Property is located in the state of Florida, there is no homestead or other exemption available to the Mortgagor which would materially interfere with the right to sell the related Mortgaged Property at a trustee's sale or to foreclose the Mortgage;

          (bb) The related Home Loan File with respect to each Home Loan contains a document reflecting that title to the related Mortgaged Property is vested at least 50% in the Obligor under such Home Loan;

          (cc) Each Mortgaged Property (including each residential dwelling improvement thereon) is free of damage which materially and adversely affects the value thereof, other than damage to be corrected pursuant to the Home Loan with some or all of the proceeds of such Home Loan;

          (dd) No Home Loan was adversely selected as to credit risk from the pool of home improvement loans, debt consolidation loans and manufactured housing loans owned by the Seller;

          (ee) Each Contract, together with the related certificate of title, creates a valid, subsisting and enforceable first priority security interest in favor of the Indenture Trustee in the Manufactured Home;

          (ff) There is only one original executed Contract, and each original Contract is in the custody of the Custodian;

          (gg) If the related Manufactured Home is located in a state in which notation of a security interest on the title document is required or permitted to perfect such security interest, the title document shows, or if a new or replacement title document with respect to such Manufactured Home is required, such title document has been applied for and when issued by the applicable governmental agency, will show, the Seller or Keystone or KMC, as applicable, as the holder of a first priority security interest in such Manufactured Home. If the related Manufactured Home is located in a state in which the filing of a financing statement or the making of a fixture filing under the UCC is required to perfect a security interest in manufactured housing, such filings or recordings have been duly made and show the Seller or Keystone or KMC, as applicable, as secured party;

          (hh) Each Contract is secured by a "single family residence" within the meaning of Section 25(e)(10) of the Code;

          (ii) The Home Loans have a weighted average remaining term to maturity of approximately 242 months;

          (jj) All of the Home Loans are "actuarial/interest" Home Loans;

          (kk) On the Closing Date, 55% or more (by aggregate Principal Balance) of the Home Loans do not constitute "real estate mortgages" for the purpose of Treasury Regulation ss.301.7701(i) - 1(d) under the Code. For this purpose a Home Loan constitutes a "real estate mortgage" if the Home Loan is an "obligation principally secured by an interest in real property." For this purpose an "obligation is principally secured by an interest in real property" if it satisfies either test set out in paragraph (i) or paragraph (ii) below.

             (i) The 80-percent test. An obligation is principally secured by an interest in real property if the fair market value of the interest in real property securing the obligation was at least equal to 80 percent of the adjusted issue price of the obligation at the time the obligation was originated (or, if later, the time the obligation was significantly modified).

                  For purposes of this paragraph (i), the fair market value of the real property interest must be first reduced by the amount of any lien on the real property interest that is senior to the obligation being tested, and must be further reduced by a proportionate amount of any lien that is in parity with the obligation being tested. The adjusted issue price of an obligation is its issue price plus the amount of accrued original issue discount, if any, as of the date of determination.

            (ii) Alternative test. An obligation is principally secured by an interest in real property if substantially all of the proceeds of the obligation were used to acquire or to improve or protect an interest in real property that, at the origination date, is the only security for the obligation. For purposes of this test, loan guarantees made by the United States or any state (or any political subdivision, agency, or instrumentality of the United States or of any state), or other third party credit enhancement are not viewed as additional security for a loan. An obligation is not considered to be secured by property other than real property solely because the obligor is personally liable on the obligation. For this purpose only, substantially all of the proceeds of the obligations," means 66 2/3% or more of the gross proceeds.

          Section 3.04  [RESERVED]

          Section 3.05. Purchase and Substitution. (a) It is understood and agreed that the representations and warranties set forth in Section 3.03 shall survive the conveyance of the Home Loans from the Seller to the Depositor and from the Depositor to the Issuer, the Grant of the Home Loans to the Indenture Trustee and the delivery of the Securities to the Securityholders. Upon discovery by the Seller, the Servicer, the Custodian, the Issuer, the Indenture Trustee or any Securityholder of a breach of any of such representations and warranties which materially and adversely affects the value of the Home Loans or the interest of the Securityholders, or which materially and adversely affects the interests of the Securityholders in the related Home Loan in the case of a representation and warranty relating to a particular Home Loan (notwithstanding that such representation and warranty may have been made to the Seller's best knowledge), the party discovering such breach shall give prompt written notice to the others. The Seller shall within 60 days of the earlier of its discovery or its receipt of notice of any breach of a representation or warranty, or of its discovery or its receipt of notice of a material defect in a document contained in an Home Loan File as referred to in the last sentence of Section 2.06(b), promptly cure such breach in all material respects. If, however, within 60 days after the Seller's discovery of or receipt of notice of such a breach or defective document, as applicable, such breach or defective document, as applicable, has not been remedied by the Seller and such breach or defective document, as applicable, materially and adversely affects the interests of the Securityholders generally or in the related Home Loan (the "Defective Home Loan"), the Seller shall on or before the Determination Date next succeeding the end of such 60 day period either (i) remove such Defective Home Loan from the Trust Estate (in which case it shall become a Deleted Home Loan) and substitute one or more Qualified Substitute Home Loans in the manner and subject to the conditions set forth in this
Section 3.05 or (ii) purchase such Defective Home Loan at a purchase price equal to the Purchase Price (as defined below) by depositing such Purchase Price in the Collection Account. In the event the Seller is notified that any Mortgaged Property was, as of the Closing Date, not free of damage or not in good repair, regardless of the Seller's knowledge, the Seller shall substitute or purchase the related Home Loan in accordance with clauses (i) and (ii), respectively, above. The Seller shall provide the Servicer, the Indenture Trustee and the Issuer with a certification of a Responsible Officer on the Determination Date next succeeding the end of such 60 day period indicating whether the Seller is purchasing the Defective Home Loan or substituting in lieu of such Defective Home Loan a Qualified Substitute Home Loan. With respect to the purchase of a Defective Home Loan pursuant to this Section, the "Purchase Price" shall be equal to the Principal Balance of such Defective Home Loan as of the date of purchase, plus all accrued and unpaid interest on such Defective Home Loan to but not including the Due Date in the Due Period in which such repurchase occurs computed at the applicable Home Loan Interest Rate, plus the amount of any unreimbursed Servicing Advances, including any Nonrecoverable Servicing Advances, made by the Servicer with respect to such Defective Home Loan, which Purchase Price shall be deposited in the Collection Account (after deducting therefrom any amounts received in respect of such repurchased Defective Home Loan and being held in the Collection Account for future payment to the extent such amounts represent recoveries of principal not yet applied to reduce the related Principal Balance or interest (net of the Servicing Fee) for the period from and after the Due Date in the Due Period most recently ended prior to such Determination Date).

          Any substitution of Home Loans pursuant to this Section 3.05(a) shall be accompanied by payment by the Seller of the Substitution Adjustment, if any, to be deposited in the Collection Account. For purposes of calculating the Available Collection Amount for any Payment Date, amounts paid by the Seller pursuant to this Section 3.05 in connection with the repurchase or substitution of any Defective Home Loan that are on deposit in the Collection Account as of the Determination Date for such Payment Date shall be deemed to have been paid during the related Due Period and shall be transferred to the Note Payment Account to be retained therein or transferred to the Certificate Distribution Account pursuant to Section 5.01(c).

          As to any Home Loan for which the Seller substitutes a Qualified Substitute Home Loan or Loans, the Seller shall effect such substitution by delivering (i) to the Issuer a certification executed by a Responsible Officer of the Seller to the effect that the Substitution Adjustment has been credited to the Collection Account, and (ii) to the Custodian, the documents constituting the Home Loan File for such Qualified Substitute Home Loan or Loans.

          (b) The Trust shall have the option, exercisable in its sole discretion at any time, to deposit monies into the Collection Account pursuant to Section 5.01(b)(i) and release from the lien of the Indenture any Home Loan that is delinquent or is in foreclosure or default; provided that any repurchase pursuant to this paragraph is conducted in the same manner as the repurchase by the Seller of a Defective Home Loan pursuant to Section 3.05(a).

          (c) The Servicer shall deposit in the Collection Account all payments received in connection with such Qualified Substitute Home Loan or Loans on or after the beginning of the Due Period in which such substitution occurs. All payments received with respect to Qualified Substitute Home Loans on or before the beginning of the Due Period in which such substitution occurs will be retained by the Seller. The Issuer will be entitled to all payments received on the Deleted Home Loan on or before the beginning of the Due Period in which such substitution occurs, and the Seller shall thereafter be entitled to retain all amounts subsequently received in respect of such Deleted Home Loan. The Seller shall give written notice to the Issuer, the Servicer and the Indenture Trustee that such substitution has taken place. Upon such substitution, such Qualified Substitute Home Loan or Loans shall be subject to the terms of this Agreement in all respects, and the Seller shall be deemed to have made with respect to such Qualified Substitute Home Loan or Loans, as of the date of substitution, the covenants, representations and warranties set forth in
Section 3.03. On the date of such substitution, the Seller will deposit into the Collection Account an amount equal to the related Substitution Adjustment, if any. In addition, on the date of such substitution, (i) the Issuer shall cause such Qualified Substitute Home Loan to be pledged to the Indenture Trustee under the Indenture as part of the Trust Estate and (ii) the Indenture Trustee shall (A) release the applicable Deleted Home Loan from the lien of the Indenture, (B) cause the Custodian to release to the Seller the Home Loan File for such Deleted Home Loan and (C) execute, without recourse, representation or warranty, and deliver such instruments of transfer and release presented to it by the Servicer as shall be necessary to transfer such Deleted Home Loan to the Seller and to evidence such release.

          (d) It is understood and agreed that the obligations of the Seller set forth in this Section 3.05 to cure, purchase or substitute for a Defective Home Loan constitute the sole remedies of the Depositor, the Issuer, the Indenture Trustee and the Securityholders hereunder respecting a breach of the representations and warranties contained in Section 3.03. Any cause of action against the Seller relating to or arising out of a material defect in a document contained in an Home Loan File as contemplated by Section 2.06(b) or arising out of a breach of any representations and warranties made in Section
3.03 shall accrue as to any Home Loan upon (i) discovery of such defect or breach by any party and notice thereof to the Seller, (ii) failure by the Seller to cure such defect or breach or purchase or substitute such Defective Home Loan as specified above, and (iii) demand upon the Seller by the Issuer, Indenture Trustee or a majority of the Holders of the Outstanding Amount of Securities for all amounts payable in respect of such Home Loan.

          (e) The Issuer shall not have any duty to conduct any affirmative investigation other than as specifically set forth in this Agreement as to the occurrence of any condition requiring the repurchase or substitution of any Home Loan pursuant to this Section or the eligibility of any Home Loan for purposes of this Agreement.

          (f) In connection with a repurchase of or substitution for a Home Loan pursuant to this Section 3.05, the Seller shall amend the Home Loan Schedule to reflect (i) the removal of the applicable Deleted Home Loan from the terms of this Agreement and (ii) if applicable, the substitution of the applicable Qualified Substitute Home Loan. The Seller shall promptly deliver to the Issuer, the Servicer and the Indenture Trustee a copy of the Home Loan Schedule as so amended.

          Section 3.06 Representations and Warranties of the Depositor. The Depositor represents and warrants to the Issuer and the Indenture Trustee on behalf of the Noteholders:

               (i) this Agreement and the other Basic Documents to which the Depositor is a party have been duly authorized, executed and delivered by the Depositor and constitute legal, valid and binding obligations of the Depositor, enforceable against the Depositor in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity);

               (ii) immediately prior to the transfer by the Depositor to the Issuer of each Home Loan, the Depositor had good and equitable title to each Home Loan (insofar as such title was conveyed to it by the Seller) subject to no prior lien, claim, participation interest, mortgage, security interest, pledge, charge or other encumbrance or other interest of any nature;

               (iii) as of the Closing Date, the Depositor has transferred all right, title and interest in the Home Loans to the Issuer;

               (iv) the Depositor has not transferred the Home Loans to the Issuer with any intent to hinder, delay or defraud any of its creditors; and

               (v) the Depositor has been duly incorporated and is validly existing as a corporation in good standing under the laws of Delaware, with full corporate power and authority to own its assets and conduct its business as presently being conducted.

                                   ARTICLE IV

                 ADMINISTRATION AND SERVICING OF THE HOME LOANS

          Section 4.01. Duties of the Servicer. (a) Servicing Standard. The Servicer, as an independent contractor, shall service and administer the Home Loans and shall have full power and authority, acting alone, to do any and all things in connection with such servicing and administration which the Servicer may deem necessary or desirable and consistent with the terms of this Agreement. Notwithstanding anything to the contrary contained herein, the Servicer, in servicing and administering the Home Loans, shall employ or cause to be employed procedures (including collection, foreclosure, liquidation and Foreclosure Property management and liquidation procedures) and exercise the same care that it customarily employs and exercises in servicing and administering loans of the same type as the Home Loans for its own account, all in accordance with accepted servicing practices of prudent lending institutions and Servicers of loans of the same type as the Home Loans and giving due consideration to the Securityholders' reliance on the Servicer (the foregoing being "Accepted Servicing Practices"). The Servicer has and shall maintain the facilities, procedures and experienced personnel necessary to comply with the servicing standard set forth in this subsection (a) and the duties of the Servicer set forth in this Agreement relating to the servicing and administration of the Home Loans.

          (b) Servicing Advances. In accordance with Accepted Servicing Practices, the Servicer, or any Subservicer on behalf of the Servicer, shall make all Servicing Advances in connection with the servicing of each Home Loan hereunder. Notwithstanding any provision to the contrary herein, neither the Servicer, nor any Subservicer on behalf of the Servicer, shall have any obligation to advance its own funds for any delinquent scheduled payments of principal and interest on any Home Loan or to satisfy or keep current the indebtedness secured by any Superior Liens on the related Mortgaged Property. No costs incurred by the Servicer or any Subservicer in respect of Servicing Advances shall, for the purposes of payments or distributions to Securityholders, be added to the amount owing under the related Home Loan. The Servicer shall only make a Servicing Advance with respect to a Home Loan to the extent that the Servicer determines in its reasonable, good faith judgment that such Servicing Advance would likely be recoverable, all in accordance with Accepted Servicing Practices.

          (c) Waivers, Modifications and Extensions. Consistent with the terms of this Agreement, the Servicer may waive, modify or vary any provision of any Home Loan or consent to the postponement of strict compliance with any such provision or in any manner grant indulgence to any Obligor if in the Servicer's reasonable determination such waiver, modification, postponement or indulgence is not materially adverse to the interests of the Securityholders; provided, however, unless the Obligor is in default with respect to the Home Loan, or such default is, in the judgment of the Servicer, reasonably foreseeable, the Servicer may not permit any modification with respect to any Home Loan that would change the Home Loan Interest Rate, defer (subject to the following paragraph) or forgive the payment of any principal or interest (unless in connection with the liquidation of the related Home Loan) or extend the final maturity date on the Home Loan. The Servicer may grant a waiver or enter into a subordination agreement with respect to the refinancing of the indebtedness secured by a Superior Lien on the related Mortgaged Property, provided that the Obligor is in a better financial or cash flow position as a result of such refinancing, which may include a reduction in the Obligor's scheduled monthly payment on the indebtedness secured by such Superior Lien. The Servicer shall notify the Issuer and the Indenture Trustee of any modification, waiver or amendment of any provision of any Home Loan and the date thereof, and shall deliver to the Custodian for deposit in the related Home Loan File, an original counterpart of the agreement relating to such modification, waiver or amendment promptly following the execution thereof. Notwithstanding the preceding provisions of this subsection (c), the Servicer may modify, vary or waive any Defaulted Home Loan in a manner that in the reasonable judgment of the Servicer will be likely to maximize the net proceeds realizable from such Defaulted Home Loan under the circumstances, including, without limitation, the establishment of a forbearance plan with the related Obligor and the deferment or forgiveness of any principal or interest payments due or to become due thereon.

          The Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of each Home Loan and the related Debt Instrument and Mortgage. Consistent with the foregoing, the Servicer may in its discretion waive or permit to be waived any late payment charge or assumption fee or any other fee or charge which the Servicer would be entitled to retain hereunder as Servicing Compensation and extend the due date for payments due on a Debt Instrument for a period in accordance with Accepted Servicing Practice, but in no event later than the Maturity Date. In connection with any partial prepayment, the Servicer may recalculate the amortization schedule of the related Home Loan to provide for reduced monthly payments over the remaining term to maturity.

          The Servicer may, in a manner consistent with its servicing practices, permit an Obligor who is selling his principal residence and purchasing a new residence to substitute the new mortgaged property as collateral for the related Home Loan. In such circumstances, the Servicer acknowledges that it intends to, consistent with its Accepted Servicing Practices, generally require such Obligor to make a partial prepayment in reduction of the principal balance of the Home Loan to the extent that such Obligor has received proceeds from the sale of the prior residence that will not be applied to the purchase of the new residence.

          (d) Instruments of Satisfaction or Release. Without limiting the generality of the foregoing, the Servicer is hereby authorized and empowered to execute and deliver on behalf of the Issuer, the Indenture Trustee, each Securityholder, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Home Loans and with respect to the related Mortgaged Properties. If reasonably required by the Servicer, the Issuer and the Indenture Trustee shall furnish the Servicer or any Subservicer with any powers of attorney and other documents necessary or appropriate to enable the Servicer or any Subservicer to carry out the servicing and administrative duties under this Agreement.

          Section 4.02 Liquidation of Home Loans. (a) In the event that any payment due under any Home Loan and not postponed pursuant to Section 4.01(c) is not paid when the same becomes due and payable, or in the event the Obligor fails to perform any other covenant or obligation under the Home Loan and such failure continues beyond any applicable grace period, the Servicer shall, in accordance with the standard of care specified in Section 4.01(a), take such action as it shall deem to be in the best interest of the Securityholders to collect or liquidate such Home Loan in default in a manner that in the reasonable judgment of the Servicer will be likely to maximize the net proceeds realizable therefrom under the circumstances (including, but without limitation, the purchase or substitution of such Home Loan pursuant to Section 3.05, or, if no Superior Liens exist on the related Mortgaged Property, foreclose or otherwise comparably effect ownership in such Mortgaged Property in the name of the Indenture Trustee for the benefit of Securityholders). The Servicer shall have the power and authority, exercisable in its sole discretion at any time, to reach a negotiated settlement with a borrower. The Servicer shall promptly deposit the Net Liquidation Proceeds or Post-Liquidation Proceeds, as applicable, from the sale of such Liquidated Home Loans into the Collection Account in accordance with Section 5.01 of this Agreement. The Servicer shall give the Indenture Trustee notice of the election of remedies made pursuant to this Section 4.02. The Servicer shall not be required to satisfy the indebtedness secured by any Superior Liens on the related Mortgaged Property or to advance funds to keep the indebtedness secured by such Superior Liens current. In connection with any collection or liquidation activities, the Servicer shall exercise collection or liquidation procedures in accordance with Accepted Servicing Practices.

          (b) During any Due Period occurring after a Home Loan becomes a Liquidated Home Loan, the Servicer shall deposit into the Collection Account any proceeds received by it with respect to such Liquidated Home Loan or the related Foreclosure Property ("Post-Liquidation Proceeds").

          (c) After a Home Loan has become a Liquidated Home Loan, the Servicer shall promptly prepare and forward to the Indenture Trustee and the Holder of the Residual Interest Certificate a liquidation report detailing the following:
(i) the Net Liquidation Proceeds, Insurance Proceeds or Released Mortgaged Property Proceeds received in respect of such Liquidated Home Loan; (ii) expenses incurred with respect thereto; (iii) any Net Loan Losses incurred in connection therewith; and (iv) any Post-Liquidation Proceeds.

          Section 4.03 Maintenance of Hazard Insurance; Property Protection Expenses. The Servicer shall cause to be maintained for each Home Loan fire and hazard insurance naming the Servicer or its designee as loss payee thereunder providing extended coverage in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements securing such Home Loan from time to time and (ii) the combined principal balance owing on such Home Loan and any mortgage loan senior to such Home Loan. The Servicer shall also maintain on property acquired upon foreclosure, or by deed in lieu of foreclosure, hazard insurance with extended coverage in an amount which is at least equal to the lesser of (i) the maximum insurable value from time to time of the improvements which are a part of such property and (ii) the combined principal balance owing on such Home Loan and any mortgage loan senior to such Home Loan. Amounts collected by the Servicer under any such policies shall be deposited in the Collection Account to the extent called for by Section 5.01(b). In cases in which any Mortgaged Property is located in an area identified in the Federal Register by the Flood Emergency Management Agency as FLOOD ZONE "A", the hazard insurance to be maintained for the related Home Loan shall include flood insurance to the extent such flood insurance is available and the Servicer has determined such insurance to be necessary in accordance with Accepted Servicing Practices. All such flood insurance shall be in amounts not less than the lesser of (A) the amount in clause (ii) above and (B) the maximum amount of insurance available under the National Flood Insurance Act of 1968, as amended. The Servicer shall be under no obligation to require that any Mortgagor maintain earthquake or other additional insurance and shall be under no obligation itself to maintain any such additional insurance on property acquired in respect of a Home Loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance.

          Section 4.04. Maintenance of Mortgage Impairment Insurance Policy. In the event that the Servicer shall obtain and maintain a blanket policy consistent with prudent industry standards insuring against fire and hazards of extended coverage on all of the Home Loans, then, to the extent such policy names the Servicer or its designee as loss payee and provides coverage in an amount equal to the aggregate unpaid principal balance on the Home Loans without coinsurance, and otherwise complies with the requirements of Section 4.05, the Servicer shall be deemed conclusively to have satisfied its obligations with respect to fire and hazard insurance coverage under Section 4.05, it being understood and agreed that such blanket policy may contain a deductible clause, in which case the Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with Section 4.05, and there shall have been a loss which would have been covered by such policy, deposit in the Collection Account the difference, if any, between the amount that would have been payable under a policy complying with Section 4.05 and the amount paid under such blanket policy. Upon the request of the Indenture Trustee, the Servicer shall cause to be delivered to the Indenture Trustee a certified true copy of such policy which is maintained as of the Closing Date with Lloyds of London. In connection with its activities as servicer of the Home Loans, the Servicer agrees to prepare and present, on behalf of itself, the Indenture Trustee and Securityholders, claims under any such policy in a timely fashion in accordance with Accepted Servicing Practices.

          Section 4.05. Fidelity Bond; Errors and Omission Insurance. The Servicer shall maintain with a responsible company, and at its own expense, a blanket fidelity bond and an errors and omissions insurance policy in such amounts as required by, and satisfying any other requirements of, the FNMA and the FHLMC, with broad coverage on all officers, employees or other persons acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the Home Loans ("Servicer Employees"). Any such fidelity bond and errors and omissions insurance shall protect and insure the Servicer against losses, including losses resulting from forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such Servicer Employees. Such fidelity bond shall also protect and insure the Servicer against losses in connection with the release or satisfaction of a Home Loan without having obtained payment in full of the indebtedness secured thereby. In the event of any loss of principal or interest on a Home Loan for which reimbursement is received from the Servicer's fidelity bond or errors and omissions insurance, the proceeds from any such insurance will be deposited in the Collection Account. No provision of this Section 4.05 requiring such fidelity bond and errors and omissions insurance shall diminish or relieve the Servicer from its duties and obligations as set forth in this Agreement. Upon the request of the Issuer or the Indenture Trustee, the Servicer shall cause to be delivered to requesting party a certified true copy of such fidelity bond and insurance policy.

          Section 4.06. Title, Management and Disposition of Foreclosure Property. The deed or certificate of sale in respect of each Foreclosure Property shall be taken in the name of the Indenture Trustee for the benefit of the Securityholders.

          The Servicer shall manage, conserve, protect and operate each Foreclosure Property for the Indenture Trustee and the Securityholders solely for the purpose of its prudent and prompt disposition and sale. The Servicer shall, either itself or through an agent selected by the Servicer, manage, conserve, protect and operate the Foreclosure Property in accordance with Accepted Servicing Practices. The Servicer shall attempt to sell the same (and may temporarily lease the same) on such terms and conditions as the Servicer deems to be in the best interest of the Securityholders. The disposition of Foreclosure Property shall be carried out by the Servicer at such price, and upon such terms and conditions, as the Servicer deems to be in the best interest of the Indenture Trustee and the Securityholders and, as soon as practicable thereafter, the expenses of such sale shall be paid. The Net Liquidation Proceeds or Post-Liquidation Proceeds, as applicable, from the conservation, disposition and sale of the Foreclosure Property shall be promptly deposited by the Servicer in the Collection Account in accordance with
Section 5.01 of this Agreement and the Indenture, which Net Liquidation Proceeds or Post-Liquidation Proceeds, as applicable, shall equal all cash amounts received with respect thereto less the amounts retained and withdrawn by the Servicer for any related unreimbursed Servicing Advances, unpaid Servicing Fees and any other fees and expenses incurred in connection with such Foreclosure Property.

          Section 4.07 Access to Certain Documentation and Information Regarding the Home Loans. The Servicer shall provide to Residual Interest Certificateholder, the Issuer, the Indenture Trustee on behalf of the Securityholders and the supervisory agents and examiners of each of the foregoing access to the documentation regarding the Home Loans required by applicable state and federal regulations, such access being afforded without charge but only upon reasonable request and during normal business hours at the offices of the Servicer designated by it.

          Section 4.08. Superior Liens. (a) The Administrator may file (or cause to be filed) of record a request for notice of any action by a lienholder under a Superior Lien for the protection of the Indenture Trustee's interest, where permitted by local law and whenever applicable state law does not require that a junior lienholder be named as a party defendant in foreclosure proceedings in order to foreclose such junior lienholder's equity of redemption. (b) Subject to (a) above, if the Servicer is notified that any lienholder under a Superior Lien has accelerated or intends to accelerate the obligations secured by such Superior Lien, or has declared or intends to declare a default under the related mortgage or promissory note secured thereby, or has filed or intends to file an election to have any Mortgaged Property sold or foreclosed, the Servicer shall take, on behalf of the Issuer and the Indenture Trustee, all reasonable actions that are necessary to protect the interests of the Securityholders, and/or to preserve the security of the related Home Loan, including making any Servicing Advances that are necessary to cure the default or reinstate the Superior Lien. Any Servicing Advances by the Servicer pursuant to its obligations in this Section 4.08 shall comply with requirements set forth in Section 4.01(b) hereof.

          Section 4.09 Subservicing. (a) The Servicer may, with the prior written consent of the Indenture Trustee and each Rating Agency, enter into Subservicing Agreements for any servicing and administration of Home Loans with any institution which is in compliance with the laws of each state necessary to enable it to perform its obligations under such Subservicing Agreement and is an Eligible Servicer; provided, however, such consent shall not be required with respect to a Subservicer who is an affiliate of the Servicer. The Servicer shall give prior written notice to the Issuer, the Indenture Trustee of the appointment of any Subservicer, except an affiliate of the Servicer. The Servicer shall be entitled to terminate any Subservicing Agreement in accordance with the terms and conditions of such Subservicing Agreement and to either directly service the related Home Loans or enter into a Subservicing Agreement with a successor subservicer which qualifies hereunder.

          (b) Notwithstanding any Subservicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Servicer and a Subservicer or reference to actions taken through a Subservicer or otherwise, the Servicer shall remain obligated and primarily liable to the Issuer, the Indenture Trustee and Securityholders for the servicing and administering of the Home Loans in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such Subservicing Agreements or arrangements or by virtue of indemnification from the Subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Home Loans. For purposes of this Agreement, the Servicer shall be deemed to have received payments on Home Loans when the Subservicer has actually received such payments and, unless the context otherwise requires, references in this Agreement to actions taken or to be taken by the Servicer in servicing the Home Loans include actions taken or to be taken by a Subservicer on behalf of the Servicer. The Servicer shall be entitled to enter into any agreement with a Subservicer for indemnification of the Servicer by such Subservicer, and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

          (c) In the event the Servicer shall for any reason no longer be the Servicer (including by reason of a Servicer Event of Default), the successor Servicer, on behalf of the Issuer, the Indenture Trustee, and the Securityholders pursuant to Section 4.10, shall thereupon assume all of the rights and obligations of the Servicer under each Subservicing Agreement that the Servicer may have entered into, unless the successor Servicer elects to terminate any Subservicing Agreement in accordance with its terms. The successor Servicer shall be deemed to have assumed all of the Servicer's interest therein and to have replaced the Servicer as a party to each Subservicing Agreement to the same extent as if the Subservicing Agreements had been assigned to the assuming party, except that the Servicer shall not thereby be relieved of any liability or obligations under the Subservicing Agreements. The Servicer at its expense and without right of reimbursement therefor, shall, upon request of the successor Servicer, deliver to the assuming party all documents and records relating to each Subservicing Agreement and the Home Loans then being serviced. In addition, the Servicer shall prepare and deliver to the successor Servicer an accounting of amounts collected and held by it at the time of such transfer. The Servicer shall use reasonable efforts to effect the orderly and efficient transfer of the Subservicing Agreements to the assuming party.

          (d) As part of its servicing activities hereunder, the Servicer, for the benefit of the Issuer, the Indenture Trustee and the Securityholders, shall enforce the obligations of each Subservicer under the related Subservicing Agreement. Such enforcement, including, without limitation, the legal prosecution of claims and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Servicer, in its good faith business judgment, would require were it the owner of the related Home Loans. The Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement to the extent, if any, that such recovery exceeds all amounts due in respect of the related Home Loan or (ii) from a specific recovery of costs, expenses or attorneys fees against the party against whom such enforcement is directed.

          (e) Any Subservicing Agreement that may be entered into and any other transactions or services relating to the Home Loans involving a Subservicer in its capacity as such and not as an originator shall be deemed to be between the Subservicer and the Servicer alone and none of the Issuer, the Indenture Trustee or the Securityholders shall be deemed parties thereto or shall have any claims, rights, obligations, duties or liabilities with respect to the Subservicer in its capacity as such except as set forth in Section 4.09(c) above.

          Section 4.10. Successor Servicers. In the event that the Servicer is terminated pursuant to Section 10.01 hereof, or resigns pursuant to Section 9.04 hereof or otherwise becomes unable to perform its obligations under this Agreement, the Indenture Trustee will become the successor Servicer or will appoint a successor Servicer in accordance with the provisions of Section 10.02 hereof; provided that any successor Servicer, including the Indenture Trustee, shall satisfy the requirements of an Eligible Servicer and shall be approved by each Rating Agency.

                                   ARTICLE V

                           ESTABLISHMENT OF ACCOUNTS

          Section 5.01 Collection Account, Note Payment Account and Certificate Distribution Account.

          (a) (1) Establishment of Collection Account. The Indenture Trustee shall establish and maintain in the name of the Securities Intermediary the Collection Account for the benefit of Securityholders, which shall be a separate Eligible Account and which may be interest-bearing, entitled "Collection Account, U.S. Bank National Association, as Indenture Trustee, in trust for the United National Home Loan Owner Trust 1999-1 Asset Backed Securities, Series 1999-1". The Collection Account may be maintained with the Indenture Trustee or subject to the following paragraph, any other depository institution which satisfies the requirements set forth in the definition of Eligible Account. The creation of any Collection Account other than one maintained with the Indenture Trustee shall be evidenced by a letter agreement between the Indenture Trustee and the depository institution. A copy of such letter agreement shall be furnished to the Indenture Trustee. Funds in the Collection Account shall be invested in accordance with Section 5.06.

          As of the Closing Date, the Collection Account shall be established with the Indenture Trustee, and thereafter upon written notice to the Issuer, the Collection Account may be transferred by the Indenture Trustee to a different depository institution so long as such transfer is to an Eligible Account. The creation of any such Collection Account shall be evidenced by a letter agreement between the Indenture Trustee and the depository institution.

          (a)(2) Establishment of Note Payment Account. As of the Closing Date, the Indenture Trustee shall cause to be established and maintained in the name of the Securities Intermediary a Note Payment Account which shall be pledged to the Indenture Trustee for the benefit of Securityholders, which shall be a separate Eligible Account and which may be interest-bearing, which shall be entitled "Note Payment Account, U.S. Bank National Association, as Indenture Trustee, in trust for the "United National Home Loan Owner Trust 1999-1 Asset Backed Notes, Series 1999-1." Funds in the Note Payment Account shall be invested in accordance with Section 5.06.

          (a)(3) Establishment of Certificate Distribution Account. As of the Closing Date, the Co-Owner Trustee, for the benefit of the Certificateholders, will establish and maintain in the name of the Securities Intermediary with U.S. Bank National Association for the benefit of the Owner Trustee or Co-Owner Trustee on behalf of the Certificateholders a separate Eligible Account, which while the Co-Owner Trustee holds such account shall be entitled "Certificate Distribution Account, U.S. Bank National Association, as Co-Owner Trustee, in trust for the United National Home Loan Owner Trust 1999-1 Asset Backed Securities, Series 1999-1". Funds in the Certificate Distribution Account shall be invested in accordance with Section 5.06.

          (b) (1) Deposits to Collection Account. The Servicer shall deposit or cause to be deposited (without duplication) within two (2) Business Days of receipt thereof in the Collection Account and retain therein in trust for the benefit of the Securityholders:

               (i) all payments on account of principal on each Home Loan received after the Cut-Off Date;

               (ii) all payments on account of interest on each Home Loan received after the Cut-Off Date;

               (iii) all Net Liquidation Proceeds and Post-Liquidation Proceeds pursuant to Sections 4.02 or 4.06;

               (iv) all Insurance Proceeds;

          (v) all Released Mortgaged Property Proceeds;

               (vi) any amounts payable in connection with the repurchase of any Home Loan and the amount of any Substitution Adjustment pursuant to Section 3.05; and

               (vii) any amount required to be deposited in the Collection Account pursuant to the receipt of proceeds from any blanket policy under Section 4.04, any fidelity bond or errors and omission insurance under Section 4.05 or the deposit of the Termination Price in connection with the redemption of the Notes and the purchase of the Certificates pursuant to Section 11.02.

          The Servicer shall be entitled to retain and not deposit into the Collection Account any amounts received with respect to a Home Loan that constitute its Servicing Fee, Servicing Advances, Nonrecoverable Servicing Advances and additional Servicing Compensation.

          (b)(2) Withdrawals from Collection Account. (i) Subject to Section 5.01(e), no later than 11:00 a.m. (New York City time) on the Withdrawal Date with respect to each Payment Date, the Indenture Trustee (based on the information contained in the Servicing Report and the Monthly Statement for such Payment Date) shall withdraw the Available Collection Amount with respect to such Payment Date from the Collection Account and make the deposits set forth below in Section 5.01(c).

               (ii) The Servicer shall have the right to (x) cause the Indenture Trustee to withdraw the following amounts, or (y) net the amounts set forth below from collections to be deposited into the Collection Account:

                    (A) to reimburse the Servicer for any accrued unpaid
               Servicing Fees and for unreimbursed Servicing Advances. The Servicer's right to reimbursement for unreimbursed Servicing Advances shall be limited to late collections on the related Home Loans, including Liquidation Proceeds, Released Mortgaged Property Proceeds, Insurance Proceeds and such other amounts as may be collected by the Servicer from the related Obligor or otherwise relating to the Home Loan in respect of which such unreimbursed amounts are owed, to the extent not retained;

                    (B) to reimburse the Servicer for any Nonrecoverable
               Servicing Advances to the extent not reimbursed;

                    (C) to pay the Servicer additional Servicing Compensation
               to the extent not retained; and

                    (D) to pay the Servicer any interest earned on or
               investment income earned with respect to funds in the Collection Account (net of any losses on such investments pursuant to Section 5.06(b)(2)).

          (c) Deposits to the Note Payment Account and Certificate Distribution Account. The Indenture Trustee shall make the following deposits from the Available Collection Amount for payment on the related Payment Date, in each case as specified below and in the following order of priority; provided, that the Class A Noteholders' Interest Payment Amount and the Class A-IO Certificateholders' Interest Distribution Amount shall be made on a pro rata basis:

               (1) to the Note Payment Account the amounts required for payments on such Payment Date pursuant to Section 8.02 of the Indenture; and

               (2) to the Certificate Distribution Account the remaining portion of the Available Collection Amount for such Payment Date, for distribution pursuant to Section 5.02 of the Trust Agreement.

          Notwithstanding that the Notes have been paid in full, the Indenture Trustee shall continue to maintain the Collection Account, the Note Payment Account and the Certificate Distribution Account hereunder until the Class Principal Balance of each Class of Securities has been reduced to zero, unless this Agreement has been terminated pursuant to Article XI.

          (d) Additional Withdrawals from Collection Account. The Servicer shall have the right to cause the Indenture Trustee to make the following withdrawals from the Collection Account, in no particular order of priority:

               (1) to withdraw and pay as directed by the Servicer any amount not required to be deposited in the Collection Account (including, without limitation, any payments on or proceeds from a Home Loan received on or prior to the Cut-Off Date which shall be paid to the Seller), or deposited therein in error;

               (2) to withdraw and pay to the Issuer for distribution to the Residual Interest Certificateholder on each Payment Date with respect to each Home Loan, any prepayment penalties or prepayment fees collected on such Home Loan during the related Due Period;

               (3) to withdraw and pay to the Seller with respect to each Home Loan, any interest due and unpaid on such Home Loan on or prior to the Cut-Off Date; and

               (4) to clear and terminate the Collection Account in connection with the termination of this Agreement.

          (e) Additional Withdrawals from Collection Account Following Early Redemption or Termination. No later than 11:00 a.m. (New York City time) on the Withdrawal Date on which an early redemption or purchase pursuant to Section 11.02(b) is to occur, to the extent of the Available Collection Amount, the Indenture Trustee (based on the information contained in the Servicing Report and the Monthly Statement for such Payment Date) and shall make the following deposits as indicated, in each case as specified below and in the following order of priority: (1) to the Note Payment Account for payment pursuant to
Section 8.02 of the Indenture (i) to the holders of the Notes, all accrued and unpaid interest on each Class of Notes and an amount equal to the aggregate of the then outstanding Class Principal Balances of each Class of Notes and (ii) to the various parties, the amounts set forth in Section 8.02(i) and (ii) in the Indenture; (2) to the Certificate Distribution Account for distribution pursuant to the Trust Agreement to the Certificateholders, all accrued and unpaid interest on the Certificates and an amount equal to the aggregate of the then outstanding Class Principal Balance of the Certificates; (3) to the Note Payment Account for payment of the Deferred Amounts owed to any Note, if any, until each such Deferred Amount has been paid in full; and (4) to the Certificate Distribution Account, any remaining amount for distribution pursuant to the Trust Agreement.

          Section 5.02. [RESERVED].

          Section 5.03. [RESERVED].

          Section 5.04. [RESERVED].

          Section 5.05. Certificate Distribution Account. The Indenture Trustee shall withdraw from the Collection Account all amounts required pursuant to
Section 5.01(c) to be deposited in the Certificate Distribution Account with respect to the preceding Due Period and remit such amount to the Owner Trustee or the Co-Owner Trustee for deposit into the Certificate Distribution Account. On each Payment Date, the Owner Trustee or the Co-Owner Trustee shall distribute all amounts on deposit in the Certificate Distribution Account pursuant to Section 5.02 of the Trust Agreement.

          Section 5.06. Trust Accounts; Trust Account Property. (a) Control of Trust Accounts. Each of the Trust Accounts established hereunder has been pledged by the Issuer to the Indenture Trustee under the Indenture and shall be subject to the lien of the Indenture. In addition to the provisions hereunder, each of the Trust Accounts shall also be established and maintained pursuant to the Indenture. Amounts paid or distributed from each Trust Account in accordance with the Indenture and this Agreement shall be released from the lien of the Indenture upon such payment or distribution thereunder or hereunder. The Indenture Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Trust Accounts and in all proceeds thereof (including all income thereon) and all such funds, investments, proceeds and income shall be part of the Trust Estate. If, at any time, any Trust Account ceases to be an Eligible Account, the Indenture Trustee (or the Servicer on its behalf) shall within 10 Business Days (or such longer period, not to exceed 30 calendar days, as to which each Rating Agency may consent) (i) establish a new Trust Account as an Eligible Account, (ii) terminate the ineligible Trust Account, and (iii) transfer any cash and investments from such ineligible Trust Account to such new Trust Account. With respect to the Trust Accounts, the Indenture Trustee agrees, by its acceptance hereof, that each such Trust Account shall be subject to the sole and exclusive custody and control of the Indenture Trustee for the benefit of the Securityholders and the Issuer, as the case may be, and the Indenture Trustee shall have sole signature and withdrawal authority with respect thereto.

          In addition to this Agreement, the Certificate Distribution Account established hereunder also shall be subject to and maintained in accordance with this Agreement and the Trust Agreement. The Owner Trustee or Co-Owner Trustee shall possess all right, title and interest for the benefit of the Certificateholders in all funds on deposit from time to time in the Certificate Distribution Account and in all proceeds thereof (including all income thereon) and all such funds, investments, proceeds and income shall be part of the Trust Account Property. If, at any time, the Certificate Distribution Account ceases to be an Eligible Account, the Issuer (or the Servicer on its behalf) shall within 10 Business Days (or such longer period, not to exceed 30 calendar days, as to which each Rating Agency may consent) (i) establish a new Certificate Distribution Account as an Eligible Account, (ii) terminate the ineligible Certificate Distribution Account, and (iii) transfer any cash and investments from such ineligible Certificate Distribution Account to such new Certificate Distribution Account. The Owner Trustee and Co-Owner Trustee agree, by their acceptance hereof, that such Certificate Distribution Account shall be subject to the sole and exclusive custody and control of the Owner Trustee and Co-Owner Trustee for the benefit of the Issuer and the parties entitled to distributions therefrom, including without limitation, the Certificateholders, and the Owner Trustee and the Co-Owner Trustee shall have sole signature and withdrawal authority with respect to the Certificate Distribution Account.

          (b) (1) Investment of Funds. So long as no Servicer Event of Default shall have occurred and be continuing, the funds held in any Trust Account or in the Certificate Distribution Account may be invested (to the extent practicable and consistent with any requirements of the Code) in Permitted Investments, as directed by the Servicer in the case of the Collection Account and as directed by the Issuer in the case of the Note Payment Account and the Certificate Distribution Account, in each case in writing or by telephone or facsimile transmission confirmed in writing. In any case, funds in any Trust Account or in the Certificate Distribution Account must be available for withdrawal without penalty, and any Permitted Investments must mature or otherwise be available for withdrawal, not later than two (2) Business Days (except with respect to the Note Payment Account and Certificate Distribution Account, which shall be invested on a one (1) Business Day basis) immediately preceding the Payment Date next following the date of such investment and shall not be sold or disposed of prior to its maturity subject to Section 5.06(b)(2) below. All interest and any other investment earnings on amounts or investments held in any Trust Account or in the Certificate Distribution Account shall be deposited into such account immediately upon receipt. All Permitted Investments in which funds in the Note Payment Account are invested must be held by or registered in the name of "U.S. Bank National Association, as Indenture Trustee, in trust for the United National Home Loan Owner Trust 1999-1 Asset Backed Securities, Series 1999-1". While the Co-Owner Trustee holds the Certificate Distribution Account, all Permitted Investments in which funds in the Certificate Distribution Account are invested shall be held by or registered in the name of "U.S. Bank National Association, as Co-Owner Trustee, in trust for the United National Home Loan Owner Trust 1999-1 Asset Backed Securities, Series 1999-1".

          (b)(2) Insufficiency and Losses in Trust Accounts. If any amounts are needed for disbursement from the Note Payment Account or the Certificate Distribution Account and sufficient uninvested funds are not available to make such disbursement, the Indenture Trustee, or the Owner Trustee or Co-Owner Trustee in the case of the Certificate Distribution Account, shall cause to be sold or otherwise converted to cash a sufficient amount of the investments in such account to make up such insufficiency. The Indenture Trustee, or Owner Trustee or Co-Owner Trustee in the case of the Certificate Distribution Account, shall not be liable for any investment loss or other charge resulting therefrom, unless such loss or charge is caused by the failure of the Indenture Trustee or Owner Trustee or Co-Owner Trustee, respectively, to perform in accordance with this Section 5.06.

          If any losses are realized in connection with any investment in any Trust Account or in the Certificate Distribution Account pursuant to this Agreement and the Indenture, then the Servicer, with respect to the Collection Account and the Issuer, with respect to the Note Payment Account and the Certificate Distribution Account, shall deposit the amount of such losses (to the extent not offset by income from other investments in such account) in such account immediately upon the realization of such loss. All interest and any other investment earnings on amounts held in any Trust Account or in the Certificate Distribution Account shall be taxed to the Issuer and for federal and state income tax purposes the Issuer shall be deemed to be the owner of each Trust Account and of the Certificate Distribution Account.

          (c) On each Payment Date the Indenture Trustee shall withdraw from the Note Payment Account any interest earned on or investment income earned with respect to funds in the Note Payment Account (net of any losses on such investments pursuant to Section 5.06(b)(2)) and pay such amounts to the Co-Owner Trustee for deposit in the Certificate Distribution Account.

          (d) Subject to Section 6.01 of the Indenture, the Indenture Trustee shall not in any way be held liable by reason of any insufficiency in the Note Payment Account held by the Indenture Trustee resulting from any investment loss on any Permitted Investment included therein (except to the extent that the Indenture Trustee, with respect to such Permitted Investment, is the obligor and has defaulted thereon).

          (e) The Issuer and the Indenture Trustee hereby appoint U.S. Bank National Association as Securities Intermediary with respect to the Trust Accounts and the Certificate Distribution Account. The Issuer has, pursuant to the Indenture, granted to the Indenture Trustee, as collateral agent for the benefit of the Securityholders, a security interest to secure all amounts due Noteholders hereunder in and to the Trust Accounts and the Security Entitlements to all Financial Assets credited to the Trust Accounts, and the Depositor hereby grants to the Issuer, as collateral agent for the benefit of Certificateholders, a security interest to secure all amounts due Certificateholders hereunder in and to the Certificate Distribution Account and the Security Entitlements and all Financial Assets credited to the Certificate Distribution Account, including in each case without limitation all amounts, securities, investments, Financial Assets, investment property and other property from time to time deposited in or credited to such accounts and all proceeds thereof. Amounts held from time to time in the Trust Accounts will continue to be held by the Securities Intermediary for the benefit of the Indenture Trustee, as collateral agent, for the benefit of the Securityholders, and amounts held from time to time in the Certificate Distribution Account will continue to be held by the Securities Intermediary for the benefit of the Issuer, as collateral agent, for the benefit of the Certificateholders. Upon the termination of the Trust or the discharge of the Indenture, the Indenture Trustee shall inform the Securities Intermediary of such termination. By acceptance of their Securities or interests therein, the Securityholders shall be deemed to have appointed U.S. Bank National Association as Securities Intermediary. U.S. Bank National Association hereby accepts such appointment as Securities Intermediary.

               (1) With respect to the Trust Account Property credited to the Trust Accounts and the Certificate Distribution Account, the Securities Intermediary agrees that:

                    (i) with respect to any Trust Account Property that is held in deposit accounts, each such deposit account shall be subject to the exclusive custody and control of the Securities Intermediary, and the Securities Intermediary shall have sole signature authority with respect thereto;

                    (ii) the sole assets permitted in the Trust Accounts and
               the Certificate Distribution Account shall be those as the Securities Intermediary agrees to treat as Financial Assets; and

                    (iii) any such Trust Account Property that is, or is
               treated as, a Financial Asset shall be physically delivered (accompanied by any required endorsements) to, or credited to an account in the name of, the Securities Intermediary or other eligible institution maintaining any Trust Account or the Certificate Distribution Account in accordance with the Securities Intermediary's customary procedures such that the Securities Intermediary or such other institution establishes a Security Entitlement in favor of the Indenture Trustee (or the Issuer, in the case of the Certificate Distribution Account) with respect thereto over which the Securities Intermediary or such other institution has Control;

                  (2) The Securities Intermediary hereby confirms that (A) each Trust Account and the Certificate Distribution Account is an account to which Financial Assets are or may be credited, and the Securities Intermediary shall, subject to the terms of this Agreement, treat the Indenture Trustee, as collateral agent, as entitled to exercise the rights that comprise any Financial Asset credited to any Trust Account, and the Issuer, as collateral agent, as entitled to exercise the rights that comprise any Financial Asset credited to the Certificate Distribution Account, (B) all Trust Account Property in respect of any Trust Account or the Certificate Distribution Account will be promptly credited by the Securities Intermediary to such account, and (C) all securities or other property underlying any Financial Assets credited to any Trust Account or the Certificate Distribution Account shall be registered in the name of the Securities Intermediary, endorsed to the Securities Intermediary or in blank or credited to another securities account maintained in the name of the Securities Intermediary and in no case (x) will any Financial Asset credited to any Trust Account be registered in the name of the Depositor or the Issuer, payable to the order of the Depositor or the Issuer or specially endorsed to the Depositor or the Issuer, or (y) will any Financial Asset credited to the Certificate Distribution Account be registered in the name of the Depositor, payable to the order of the Depositor or specially endorsed to the Depositor, except to the extent the foregoing have been specially endorsed to the Securities Intermediary or in blank;

                  (3) The Securities Intermediary hereby agrees that each item of property (whether investment property, Financial Asset, security, instrument or cash) credited to any Trust Account or the Certificate Distribution Account shall be treated as a Financial Asset;

                  (4) If at any time the Securities Intermediary shall receive any order from the Indenture Trustee directing transfer or redemption of any Financial Asset relating to any Trust Account, the Securities Intermediary shall comply with such entitlement order without further consent by the Depositor, the Issuer or any other Person. If at any time the Indenture Trustee notifies the Securities Intermediary in writing that the Trust has been terminated or the Indenture discharged in accordance herewith and with the Trust Agreement or the Indenture, as applicable, and the security interest granted pursuant to the Indenture has been released, then thereafter if the Securities Intermediary shall receive any order from the Depositor or the Issuer directing transfer or redemption of any Financial Asset relating to any Trust Account, the Securities Intermediary shall comply with such entitlement order without further consent by the Indenture Trustee or any other Person;

                  If at any time the Securities Intermediary shall receive any order from the Issuer directing transfer or redemption of any Financial Asset relating to the Certificate Distribution Account, the Securities Intermediary shall comply with such entitlement order without further consent by the Depositor or any other Person. If at any time the Issuer notifies the Securities Intermediary in writing that the Trust has been terminated in accordance herewith and with the Trust Agreement and the security interest granted above has been released, then thereafter if the Securities Intermediary shall receive any order from the Depositor directing transfer or redemption of any Financial Asset relating to the Certificate Distribution Account, the Securities Intermediary shall comply with such entitlement order without further consent by the Issuer or any other Person;

                  (5) In the event that the Securities Intermediary has or subsequently obtains by agreement, operation of law or otherwise a security interest in any Trust Account or the Certificate Distribution Account or any Financial Asset credited thereto, the Securities Intermediary hereby agrees that such security interest shall be subordinate to the security interest of the Indenture Trustee, in the case of the Trust Accounts, or of the Issuer, in the case of the Certificate Distribution Account. The Financial Assets credited to the Trust Accounts or the Certificate Distribution Account will not be subject to deduction, set-off, banker's lien, or any other right in favor of any Person other than the Indenture Trustee, in the case of the Trust Accounts, or the Issuer, in the case of the Certificate Distribution Account (except that the Securities Intermediary may set off (i) all amounts due to it in respect of its customary fees and expenses for the routine maintenance and operation of the Trust Accounts and the Certificate Distribution Account, and (ii) the face amount of any checks which have been credited to any Trust Account or the Certificate Distribution Account but are subsequently returned unpaid because of uncollected or insufficient funds);

                  (6) There are no other agreements entered into between the Securities Intermediary in such capacity and the Depositor or the Issuer with respect to any Trust Account, or the Depositor with respect to the Certificate Distribution Account. In the event of any conflict between this Agreement (or any provision of this Agreement) and any other agreement now existing or hereafter entered into, the terms of this Agreement shall prevail;

                  (7) The rights and powers granted under the Indenture and herein to (x) the Indenture Trustee have been granted in order to perfect its security interest in the Trust Accounts and the Security Entitlements to the Financial Assets credited thereto, and (y) the Issuer have been granted in order to perfect its security interest in the Certificate Distribution Account and the Security Entitlements to the Financial Assets credited thereto, and are powers coupled with an interest and will neither be affected by the bankruptcy of the Depositor (or the Issuer, in the case of the Trust Accounts) nor by the lapse of time. The obligations of the Securities Intermediary hereunder shall continue in effect until the security interest of the Indenture Trustee in the Trust Accounts or of the Issuer in the Certificate Distribution Account, and in such Security Entitlements, has been terminated pursuant to the terms of this Agreement and the Indenture Trustee or the Issuer, as applicable, has notified the Securities Intermediary of such termination in writing; and

                  (8) Notwithstanding anything else contained herein, the Depositor and the Issuer agree that the Trust Accounts and the Certificate Distribution Account will be established only with the
         Securities Intermediary or another institution meeting the requirements of this Section, which by acceptance of its appointment as Securities Intermediary agrees substantially as follows: (1) it will comply with Entitlement Orders related to the Trust Accounts issued by the Indenture Trustee, as collateral agent, without further consent by the Depositor or the Issuer, and with Entitlement Orders related to the Certificate Distribution Account issued by the Issuer, as collateral agent, without further consent by the Depositor; (2) until termination of the Trust or discharge of the Indenture, it will not enter into any other agreement related to such accounts pursuant to which it agrees to comply with Entitlement Orders of any Person other than the Indenture Trustee, as collateral agent with respect to the Trust Accounts, or the Issuer, as collateral agent with respect to the Certificate Distribution Account; and (3) all assets delivered or credited to it in connection with such accounts and all investments thereof will be promptly credited to the applicable account.

          Section 5.07. Allocation of Losses. (a) In the event that Net Liquidation Proceeds, Insurance Proceeds or Released Mortgaged Property Proceeds on a Liquidated Home Loan are less than the related Principal Balance plus accrued interest thereon, or any Obligor makes a partial payment of any Monthly Payment due on a Home Loan, such Net Liquidation Proceeds, Insurance Proceeds, Released Mortgaged Property Proceeds or partial payment shall be applied to payment of the related Debt Instrument in respect of principal and interest shall be applied in the manner set forth in such Debt Instrument.

          (b) On any Payment Date, any Allocable Loss Amount shall be applied, after giving effect to all payments and distributions made on such Payment Date, to the reduction of the Class Principal Balances of the Subordinate Securities in accordance with the Allocable Loss Amount Priority. Any Allocable Loss Amount allocated to a Class of Securities pursuant to this Section 5.07(b) shall be allocated among the Securities of such Class in proportion to their respective outstanding principal balances.

                                   ARTICLE VI

              STATEMENTS AND REPORTS; SPECIFICATION OF TAX MATTERS

          Section 6.01 Statements. (a) No later than each Servicing Report Date, the Servicer shall deliver to the Indenture Trustee, the Depositor and the Seller the Servicing Report.

          (b) (1) Based on the information provided by the Servicer in the Servicing Report, no later than two (2) Business Days before each Payment Date, the Indenture Trustee shall prepare and distribute a monthly statement (the "Monthly Statement"), with respect to such Payment Date to the Seller, the Depositor, the Securityholders and each Rating Agency, stating the date of original issuance of the Securities (day, month and year), the name of the Issuer (i.e., "United National Home Loan Owner Trust 1999-1"), the series designation of the Securities (i.e., "Series 1999-1"), the date of this Agreement and the following information:

               (i) the Available Collection Amount and the Regular Payment Amount for the related Payment Date;

               (ii) the Class Principal Balance or Notional Balance of each Class of Securities and the Pool Principal Balance as of the first day of the related Due Period and after giving effect to payments and distributions made to the holders of such Securities on such Payment Date;

               (iii) the Class Pool Factor with respect to each Class of Securities then outstanding, carried to seven decimal places;

               (iv) the amount of principal and interest received on the Home Loans during the related Due Period;

               (v) the Servicing Fee for such Payment Date;

               (vi) the amount, if any, paid on such Payment Date to each Class of Securities in respect of Deferred Amounts;

               (vii) with respect to each Class of Securities the amount of any applicable Deferred Amounts remaining unreimbursed after giving effect to payments made on such Payment Date;

               (viii) the weighted average remaining term to maturity of the Home Loans and the weighted average Home Loan Interest Rate of the Home Loans each as of such Payment Date;

               (ix) certain performance information, including delinquency and foreclosure information with respect to the Home Loans, as set forth in the Monthly Statement;

               (x) the amount of Nonrecoverable Advances reimbursed to the Servicer;

               (xi) the number of and aggregate Principal Balance of all Home Loans in foreclosure proceedings (other than any Home Loans described in clause (xvi)) and the percent of the aggregate Principal Balances of such Home Loans to the aggregate Principal Balances of all Home Loans, all as of the close of business on the last day of the related Due Period;

               (xii) the number of and the aggregate Principal Balance of the Home Loans in bankruptcy proceedings (other than any Home Loans described in clause (xvii)) and the percent of the aggregate Principal Balances of such Home Loans to the aggregate Principal Balances of all Home Loans, all as of the close of business on the last day of the related Due Period;

               (xiii) the number of Foreclosure Properties, the aggregate Principal Balance of the related Home Loans, the book value of such Foreclosure Properties and the percent of the aggregate Principal Balances of such Home Loans to the aggregate Principal Balances of all Home Loans, all as of the close of business on the last day of the related Due Period;

               (xiv) during the related Due Period, the aggregate Principal Balance of Home Loans for each of the following: (A) that became Liquidated Home Loans and (B) that became Deleted Home Loans pursuant to Section 3.05 as a result of such Deleted Home Loans being Liquidated Home Loans or a Home Loan in foreclosure, default or imminent default, including the foregoing amounts by loan type;

               (xv) from the Cut-Off Date through the most current Due Period, the cumulative aggregate Principal Balance of Home Loans for each of the following: (A) that became Liquidated Home Loans, and (B) that became Deleted Home Loans pursuant to Section 3.05 as a result of such Deleted Home Loans being in foreclosure, default or imminent default;

               (xvi) the scheduled principal payments and the principal prepayments received with respect to the Home Loans during the related Due Period;

               (xvii) the number of Home Loans remaining in the Home Loan Pool;

               (xviii) the Cumulative Losses; and

               (xix) such other information as may be reasonably requested by the Indenture Trustee, the Issuer or the Residual Interest Certificateholder.

               (2) No later than two (2) Business Days before each Payment Date, the Indenture Trustee shall prepare and distribute to the Seller, the Depositor and each Rating Agency a monthly statement that includes the cumulative aggregate Principal Balance of Home Loans that became Deleted Home Loans pursuant to Section 3.05(c) as a result of such Deleted Home Loans being Defective Home Loans, from the Closing Date through the most current Due Period.

               (3) No later than seven days following a repurchase or substitution pursuant to Sections 2.06, 3.05 or 4.02, the Indenture Trustee shall notify each Rating Agency of the aggregate principal balances of the Home Loans repurchased or substituted and (if applicable) the relevant Substitution Adjustment.

          All reports prepared by the Indenture Trustee of the withdrawals from and deposits in the Collection Account will be based in whole or in part upon the information provided to the Indenture Trustee by the Servicer, and the Indenture Trustee may fully rely upon and shall have no liability with respect to such information provided by the Servicer.

          (c) Within a reasonable period of time after the end of each calendar year, the Indenture Trustee shall prepare and distribute to each Person who at any time during the calendar year was a Securityholder, such information as is reasonably necessary to provide to such Person a statement containing the information set forth in subclauses (b)(iii) and (iv) above, aggregated for such calendar year or applicable portion thereof during which such Person was a Securityholder.

          (d) On each Payment Date, the Indenture Trustee shall forward to DTC and to the Holder of each Security a copy of the Monthly Statement in respect of such Payment Date and a statement setting forth the amounts actually distributed to the holder of such Security on such Payment Date, together with such other information as the Indenture Trustee deems necessary or appropriate.

          (e) Within a reasonable period of time after the end of each calendar year, the Indenture Trustee shall prepare and distribute to each Person who at any time during the calendar year was the Holder of a Security, such information as is reasonably necessary to provide to such Person a statement containing the information provided pursuant to the previous paragraph aggregated for such calendar year or applicable portion thereof during which such Person was the holder of such Security.

          (f) Upon reasonable advance notice in writing, the Servicer will provide to each Securityholder which is a savings and loan association, bank or insurance company access to information and documentation regarding the Home Loans sufficient to permit such Securityholder to comply with applicable regulations of the FDIC or other regulatory authorities with respect to investment in such Securities.

          (g) The Indenture Trustee shall furnish to each Securityholder, during the term of this Agreement, such periodic, special, or other reports, including information tax returns or reports required with respect to the Securities, including Internal Revenue Service Forms 1099 and (if instructed in writing by the Issuer on the basis of the advice of legal counsel) and other similar reports that are required to be filed by the Indenture Trustee or its agent and the Holder of the Certificates, whether or not provided for herein, as shall be necessary, reasonable, or appropriate with respect to the Securityholders, or otherwise with respect to the purposes of this Agreement, all such reports or information to be provided by and in accordance with such applicable instructions and directions as the Securityholders may reasonably require.

          (h) Reports and computer tapes furnished by the Servicer and the Indenture Trustee pursuant to this Agreement shall be deemed confidential and of proprietary nature, and shall not be copied or distributed except in connection with the purposes and requirements of this Agreement. No Person entitled to receive copies of such reports or tapes shall use the information therein for the purpose of soliciting the customers of the Seller or the Servicer or for any other purpose except as set forth in this Agreement.

          Section 6.02 Reports of Foreclosure and Abandonment of Mortgaged Property. Each year beginning in 1999 the Servicer, at its expense, shall make the reports of foreclosures and abandonment of any Mortgaged Property required by Section 6050J of the Code. The reports from the Servicer shall be in form and substance sufficient to meet the reporting requirements imposed by such
Section 6050J of the Code.

          Section 6.03. Specification of Certain Tax Matters. Each Securityholder shall provide the Indenture Trustee with a completed and executed Form W-9 prior to purchasing a Security. The Indenture Trustee shall comply with all requirements of the Code, and applicable state and local law, with respect to the withholding from any payments or distributions made to any Securityholder of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

                                  ARTICLE VII

                          GENERAL SERVICING PROCEDURES

          Section 7.01 Assumption Agreements. When a Mortgaged Property has been or is about to be conveyed by the Obligor, the Servicer shall, to the extent it has knowledge of such conveyance or prospective conveyance, exercise its rights to accelerate the maturity of the related Home Loan under any "due-on-sale" clause contained in the related Mortgage or Debt Instrument; provided, however, that the Servicer shall not exercise any such right if the "due-on-sale" clause, in the reasonable belief of the Servicer, is not enforceable under applicable law. In such event or in the event the related Mortgage and Debt Instrument do not contain a "due-on-sale" clause, the Servicer shall enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Debt Instrument and, unless prohibited by applicable law or the Home Loan documents, the Obligor remains liable thereon. The Servicer is also authorized to enter into a substitution of liability agreement with such person, pursuant to which the original Obligor is released from liability and such person is substituted as Obligor and becomes liable under the Debt Instrument. The Servicer shall notify the Custodian that any such substitution or assumption agreement has been completed by promptly forwarding to the Custodian the original of such substitution or assumption agreement, which original shall be added by the Custodian to the related Home Loan File and shall, for all purposes, be considered a part of such Home Loan File to the same extent as all other documents and instruments constituting a part thereof. In connection with any assumption or substitution agreement entered into pursuant to this Section 7.01, the Servicer shall not change the Home Loan Interest Rate or the Monthly Payment, defer or forgive the payment of principal or interest, reduce the outstanding principal amount or extend the final maturity date on such Home Loan. Any fee collected by the Servicer for consenting to any such conveyance or entering into an assumption or substitution agreement shall be retained by or paid to the Servicer as additional Servicing Compensation.

          Notwithstanding the foregoing paragraph or any other provision of this Agreement, the Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Home Loan by operation of law or any assumption which the Servicer may be restricted by law from preventing, for any reason whatsoever.

          Section 7.02 Satisfaction of Mortgages and Release of Home Loan Files. Subject to the provisions of Sections 4.01 and 4.02, the Servicer shall not grant a satisfaction or release of a Mortgage without having obtained payment in full of the indebtedness secured by the Mortgage or otherwise prejudice any right the Securityholders may have under the mortgage instruments. The Servicer shall maintain the fidelity bond and errors and omissions insurance as provided for in Section 4.05 insuring the Servicer against any loss it may sustain with respect to any Home Loan not satisfied in accordance with the procedures set forth herein.

          Upon the payment in full of any Home Loan, or the receipt by the Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Servicer will immediately notify the Custodian by a Request for Release attached hereto as Exhibit C (which Request for Release shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Collection Account pursuant to Section 5.01(b) have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the Home Loan File. Upon receipt of such certification and request and in accordance with Section 2.09 of the Indenture, the Custodian shall promptly release the related Home Loan File to the Servicer. Expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be payable only from and to the extent of Servicing Compensation and shall not be chargeable to the Collection Account, the Note Payment Account, or the Certificate Distribution Account. Upon receipt by the Custodian of the certification of a Servicing Officer with respect to the release of the Home Loan File for any Home Loan or any documents included therein, the Custodian shall release to the Servicer such Home Loan File and shall deliver such instruments of transfer presented to it by the Servicer as shall be necessary or appropriate for the release of such Home Loan File in accordance with such certification of the Servicing Officer. The release to the Servicer of an Home Loan File pursuant to such certification shall not require or be subject to the prior approval of the Indenture Trustee in the case of a release in connection with the following:
(1) the satisfaction or release of a Mortgage upon the payment in full of the Home Loan or upon such Home Loan becoming a Liquidated Home Loan; (2) a Home Loan in default for which the Servicer is or will be pursuing foreclosure or another method of liquidation pursuant to Section 4.02; or (3) the correction of documentation in the Home Loan File for errors and ambiguities, provided that such corrections shall be performed and returned to the Custodian in a prompt manner. In the case of a release of the related Home Loan File to the Servicer in connection with a substitution or repurchase of any Home Loan pursuant to Section 3.05 or the release of a Home Loan from the lien of the Indenture pursuant to Section 11.02 or a release for other servicing reasons, such release of the Home Loan File by the Custodian shall be subject to the prior approval of the Indenture Trustee.

          The Indenture Trustee shall execute and deliver to the Servicer any court pleadings, requests for trustee's sale or other documents necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Obligor on the Debt Instrument or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Debt Instrument or Mortgage or otherwise available at law or in equity. Together with such documents or pleadings, the Servicer shall deliver to the Indenture Trustee a certificate of a Servicing Officer requesting that such pleadings or documents be executed by the Indenture Trustee and certifying as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Indenture Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale. The Indenture Trustee shall, upon receipt of a written request from a Servicing Officer, execute any document provided to the Indenture Trustee by the Servicer or take any other action requested in such request that is, in the opinion of the Servicer as evidenced by such request, required by any state or other jurisdiction to discharge the lien of a Mortgage upon the satisfaction thereof and the Indenture Trustee will sign and post, but will not guarantee receipt of, any such documents to the Servicer, or such other party as the Servicer may direct, within five Business Days, or more promptly if needed, of the Indenture Trustee's receipt of such certificate or documents. Such certificate or documents shall establish to the Indenture Trustee's satisfaction that the related Home Loan has been paid in full by or on behalf of the Obligor and that such payment has been deposited in the Collection Account.

          Subject to any other applicable terms and conditions of this Agreement, the Indenture Trustee and Servicer shall be entitled to approve an assignment in lieu of satisfaction with respect to any Home Loan in accordance with Accepted Servicing Practices. Upon approval of an assignment in lieu of satisfaction with respect to any Home Loan, the Servicer shall receive cash in an amount equal to the unpaid principal balance of and accrued interest on such Home Loan and the Servicer shall treat such amount as a Principal Prepayment with respect to such Home Loan for all purposes hereof.

          Section 7.03 Servicing Compensation. As compensation for its services hereunder, the Servicer shall be entitled to receive from the Collection Account, the Servicing Fee out of which the Servicer shall pay any servicing fees owed or payable to any Subservicer. Additional servicing compensation in the form of assumption and other administrative fees, amounts remitted pursuant to Section 7.01 and late payment charges and other similar servicing charges or fees (but excluding prepayment fees or prepayment penalties) shall be part of the Servicing Compensation payable to the Servicer hereunder. The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided for herein.

          Section 7.04. Annual Statements as to Compliance. Not later than the last day of the fourth month following the end of the Servicer's fiscal year, beginning in April 2000, the Servicer will deliver to the Residual Interest Certificateholder, the Depositor, each Rating Agency, the Indenture Trustee and the Issuer, an Officer's Certificate stating that (i) the Servicer has fully complied with the provisions of Articles V and VII, (ii) a review of the activities of the Servicer during the preceding year or portion thereof and of performance under this Agreement has been made under such officer's supervision, and (iii) to the best of such officers' knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof and the action being taken by the Servicer to cure such default.

          Section 7.05. Annual Independent Public Accountants' Servicing Report. On or before 120 days after the end of each of the Servicer's fiscal years elapsing during the term of its appointment under this Agreement, beginning with the first fiscal year ending after the Closing Date, the Servicer, at its expense, shall furnish to the Residual Interest Certificateholder, the Depositor, the Indenture Trustee, the Issuer and each Rating Agency (i) an opinion by a firm of independent certified public accountants on the financial position of the Servicer at the end of the relevant fiscal year and the results of operations and changes in financial position of the Servicer for such year then ended on the basis of an examination conducted in accordance with generally accepted auditing standards, and (ii) if the Servicer is then servicing any Home Loans, a statement from such independent certified public accountants to the effect that based on an examination of certain specified documents and records relating to the servicing of the Servicer's loan portfolio conducted substantially in compliance with the audit program for mortgages serviced for the United States Department of Housing and Urban Development Mortgage Audit Standards, or the Uniform Single Attestation Program for Mortgage Bankers or SAS 70 (the "Applicable Accounting Standards"), such firm is of the opinion that such servicing has been conducted in compliance with the Applicable Accounting Standards except for (a) such exceptions as such firm shall believe to be immaterial and (b) such other exceptions as shall be set forth in such statement.

          Section 7.06. Right to Examine Servicer Records. The Indenture Trustee, the Residual Interest Certificateholder, the Issuer and each of their respective agents shall have the right upon reasonable prior notice, during normal business hours and as often as reasonably required, to examine, audit and copy, at the expense of the Person making such examination, any and all of the books, records or other information of the Servicer (including without limitation any Subservicer to the extent provided in the related Subservicing Agreement) whether held by the Servicer or by another on behalf of the Servicer, which may be relevant to the performance or observance by the Servicer of the terms, covenants or conditions of this Agreement. The Indenture Trustee and the Issuer agree that any information obtained pursuant to the terms of this Agreement shall be held confidential.

          Section 7.07. Reports to the Indenture Trustee; Collection Account Statements. If the Collection Account is not maintained with the Indenture Trustee, then not later than 30 days after each Record Date, the Servicer shall forward to the Indenture Trustee a statement, certified by a Servicing Officer, setting forth the status of the Collection Account as of the close of business on the preceding Record Date and showing, for the period covered by such statement, the aggregate of deposits into the Collection Account for each category of deposit specified in Section 5.01(b), the aggregate of withdrawals from the Collection Account for each category of withdrawal specified in
Section 5.01(b) and (d) and the aggregate amount of permitted withdrawals not made in the related Due Period in each case, for the related Due Period.

                                  ARTICLE VIII

                             REPORTS TO BE PROVIDED

          Section 8[RESERVED]

          Section 8.02. Reports to the Commission.

          (a) The Indenture Trustee shall, on behalf of the Trust, cause to be filed with the Securities and Exchange Commission (the "Commission") any periodic reports required to be filed under the provisions of the Exchange Act and the rules and regulations of the Commission thereunder. Upon the request of the Indenture Trustee, each of the Seller, the Servicer and the Depositor shall cooperate with the Indenture Trustee in the preparation of any such report and shall provide to the Indenture Trustee in a timely manner all such information or documentation as is in the possession of such Person and that the Indenture Trustee may reasonably request in connection with the performance of its duties and obligations under this Section.

          (b) The Indenture Trustee shall file with the Commission a Form 15 with respect to the Trust as soon as practicable following the first date on which the conditions to filing thereof have been satisfied. Following the filing of such Form 15, the Indenture Trustee will submit a certificate addressed to an officer of the Depositor certifying that all filings pursuant to this Section 8.02 have been made and shall attach a copy of acceptance slips for such filings.

                                   ARTICLE IX

                                  THE SERVICER

          Section 9.01 Indemnification; Third Party Claims. (a) The Servicer agrees to indemnify and hold the Indenture Trustee, the Co-Owner Trustee, the Owner Trustee, the Issuer, the Depositor and each Securityholder harmless from and against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the Indenture Trustee, the Co-Owner Trustee, the Owner Trustee, the Issuer, the Depositor or any Securityholder may sustain directly resulting from the negligence, willful misfeasance, or bad faith of the Servicer in the performance of its duties hereunder. The Servicer shall not be liable or responsible for any of the representations, covenants, warranties, responsibilities, duties or liabilities of any prior Servicer. To the extent the Servicer has actual knowledge, the Servicer shall promptly notify the Indenture Trustee, the Issuer, and the Depositor if a claim is made by a third party with respect to this Agreement. The Servicer shall assume the defense of any such claim and advance all expenses in connection therewith, including reasonable counsel fees, and promptly advance funds to pay, discharge and satisfy any judgment or decree which may be entered against the Servicer, the Indenture Trustee, the Issuer, the Depositor and/or any Securityholder in respect of such claim related to the Servicer's negligence, willful misfeasance or bad faith in the performance of its duties hereunder.

          Notwithstanding anything in this Agreement, to the contrary, the Servicer shall not be liable for the settlement of any claim by the Indenture Trustee, the Issuer, the Depositor, any Securityholder or the Owner Trustee, as the case may be entered into without the prior consent of the Servicer.

          The Trust shall indemnify and hold harmless the Servicer against any loss, liability or expense incurred in connection with any legal action relating to this Agreement, other than any loss, liability or expense related to any specific Home Loan or Home Loans and any loss, liability or expense incurred by reason of the Servicer's willful misfeasance, bad faith or negligence in the performance of its duties under this Agreement; provided, however, amounts payable pursuant to this Section 9.01(a) shall be payable solely from amounts available to be distributed pursuant to Section 5.02(a)(xiv) of the Trust Agreement.

          (b) Except as otherwise set forth in Section 3.05 (d), the Seller agrees to indemnify and hold the Indenture Trustee, the Owner Trustee, the Issuer, the Servicer and each Securityholder harmless from and against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the Indenture Trustee, the Issuer, the Servicer or any Securityholder may sustain directly resulting from the negligence, willful misfeasance, or bad faith of the Seller in the performance of its duties hereunder or in compliance with the terms of this Agreement. The Seller shall immediately notify the Indenture Trustee, the Issuer, the Servicer and each Securityholder if a claim is made by a third party with respect to this Agreement, and the Seller shall assume (with the consent of the Indenture Trustee and the Issuer) the defense of any such claim and advance all expenses in connection therewith, including reasonable counsel fees, and promptly advance funds to pay, discharge and satisfy any judgment or decree which may be entered against the Seller, the Servicer, the Indenture Trustee, the Issuer and/or any Securityholder in respect of such claim.

          (c) The obligations of the Servicer and the Seller under this Section
9.01 shall survive the termination of this Agreement.

          Section 9.02. Merger or Consolidation of the Servicer. The Servicer shall keep in full effect its existence, rights and franchises as a corporation, and will obtain and preserve its qualification to do business as a foreign corporation and maintain such other licenses and permits, in each jurisdiction necessary to protect the validity and enforceability of this Agreement or any of the Home Loans and to perform its duties under this Agreement.

          Any Person into which the Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer shall be a party, or any Person succeeding to the business of the Servicer, shall be required to be an Eligible Servicer and shall be the successor of the Servicer, as applicable hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. The Servicer shall send notice of any such merger, conversion, consolidation or succession to the Indenture Trustee and the Issuer.

          Section 9.03 Limitation on Liability of the Servicer and Others. Neither the Servicer nor any of the directors or officers or employees or agents of the Servicer shall be under any liability to the Trust or the Securityholders for any action taken or for refraining from the taking of any action by the Servicer in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any such Person against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties of the Servicer or by reason of reckless disregard of obligations and duties of the Servicer hereunder. The Servicer and any director, officer, employee or agent of the Servicer may rely on any document of any kind which it in good faith reasonably believes to be genuine and to have been adopted or signed by the proper authorities respecting any matters arising hereunder. Subject to the terms of Section 9.01 herein, the Servicer shall have no obligation to appear with respect to, prosecute or defend any legal action which is not incidental to the Servicer's duty to service the Home Loans in accordance with this Agreement.

          Section 9.04. Servicer Not to Resign; Assignment. (a) The Servicer shall not resign from the obligations and duties hereby imposed on it except by mutual consent of the Servicer, the Depositor, the Indenture Trustee and the Issuer, or upon the determination that the Servicer's duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Servicer. Any such determination permitting the resignation of the Servicer shall be evidenced by a written opinion of counsel (who may be an employee of the Servicer) to such effect delivered to the Indenture Trustee, the Issuer and the Depositor, which opinion of counsel shall be in form and substance acceptable to the Indenture Trustee and the Issuer. No such resignation shall become effective until the Indenture Trustee or a successor Servicer has assumed the Servicer's responsibilities and obligations hereunder in accordance with Section 10.02.

          (b) The Servicer shall not assign this Agreement or any of its obligations, rights and duties hereunder without the prior written consent of the Depositor, the Indenture Trustee and the Issuer; provided, however, the Servicer may assign this Agreement without the prior written consent of the Depositor, the Indenture Trustee and the Issuer, to any Person that (A) services not less than $25,000,000 in aggregate outstanding principal amount of loans similar in type to the Home Loans, (B) has a net worth of not less than $2,500,000, (C) has a blanket fidelity bond and errors and omissions insurance coverage satisfying the requirements set forth in Section 4.05 and (D) will not cause any rating of any Class of the Securities in effect immediately prior to such assignment to be qualified, downgraded or withdrawn, as evidenced by a letter from each Rating Agency to such effect. Any such assignment to a successor Servicer (other than the Indenture Trustee) shall be effective only upon delivery to the Indenture Trustee and the Issuer of an agreement, duly executed by the Servicer and such successor Servicer in a form reasonably satisfactory to the Indenture Trustee and the Issuer, in which such successor Servicer shall assume the due and punctual performance of each covenant and condition to be performed or observed by the Servicer hereunder.

          Section 9.05 Relationship of Servicer to the Issuer and the Indenture Trustee. The relationship of the Servicer (and of any successor to the Servicer as servicer under this Agreement) to the Issuer and the Indenture Trustee under this Agreement is intended by the parties hereto to be that of an independent contractor and not of a joint venturer, agent or partner of the Issuer or the Indenture Trustee.

                                   ARTICLE X

                                    DEFAULT

          Section 10.01 Servicer Events of Default. (a) In case one or more of the following Events of Default by the Servicer shall occur and be continuing:

               (i) any failure by the Servicer to deposit in the Collection Account in accordance with Section 5.01(b) any payments in respect of the Home Loans received by the Servicer no later than the second Business Day following the day on which such payments were received.

               (ii) any failure by the Servicer duly to observe or perform, in any material respect, any other covenants, obligations or agreements of the Servicer as set forth in this Agreement (other than a covenant, obligation or agreement, or default in the observance of which, that is elsewhere in this Section 10.01 specifically dealt with), which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied and stating that such notice is a "Notice of Default" hereunder, shall have been given (a) to the Servicer by the Indenture Trustee or the Issuer, or (b) to the Servicer, the Indenture Trustee or the Issuer by any Securityholder; or

               (iii) (A) the entry by a court or supervisory authority having jurisdiction of a decree or order for relief in respect of the Servicer in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization, or other similar law or (B) the appointment a custodian, receiver, liquidator, assignee, trustee, sequestrator, or other similar official of such member or of any substantial part of its property, or ordering the winding up or liquidation of the Servicer's affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

               (iv) the commencement by the Servicer of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization, or other similar law or of any other case or proceeding to be adjudicated bankrupt or insolvent or the consent by the Servicer to the entry of a decree or order for relief in respect of itself in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization, or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Servicer, or the filing by the Servicer of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or the consent by the Servicer to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator, or similar official of the Servicer or of any substantial part of its property, or the making by the Servicer of an assignment for the benefit of creditors, or the Servicer's failure to pay its debts generally as they become due, or the taking of corporate action by the Servicer in furtherance of any such action; or

               (v) the Servicer shall admit in writing its inability to pay its debts as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

               (vi) if Advanta Mortgage Corp. USA is the Servicer, the Cumulative Losses exceed: (i) with respect to the Due Period ending March 30, 2000, 2.34% of the Pool Balance as of the Cut-Off Date;
          (ii) with respect to the Due Period ending March 30, 2001, 6.66% of the Pool Balance as of the Cut-Off Date; (iii) with respect to the Due Period ending March 30, 2002, 9.90% of the Pool Balances of the Cut-Off Date; (iv) with respect to the Due Period ending March 30, 2003, 12.37% of the Pool Balance as of the Cut-Off Date; (v) with respect to the Due Period ending March 30, 2004, 14.26% of the Pool Balance as of the Cut-Off Date or (vi) with respect to the Due Period ending March 30, 2005, 15.70% of the Pool Balance as of the Cut-Off Date; or

               (vii)  the   consolidated   net   worth  of  the  Servicer  on  a
          consolidated basis is less than $10,000,000.

          (b) then, and in each such case, so long as a Servicer Event of Default shall not have been remedied, the Indenture Trustee may and, at the direction of (i) the Majority Noteholders or (ii) the Issuer with the consent of the Majority Noteholders, shall, by notice in writing to the Servicer and each Rating Agency, in addition to whatever rights the Indenture Trustee may have at law or equity to damages, including injunctive relief and specific performance, terminate all of the rights and obligations of the Servicer under this Agreement and in and to the Home Loans and the proceeds thereof, as Servicer under this Agreement whether with respect to the Home Loans or otherwise, and such rights and obligations shall, subject to Section 10.02, pass to and be vested in a successor Servicer acceptable to the Rating Agencies, or the Indenture Trustee if a successor Servicer cannot be retained in a timely manner, and the successor Servicer, or Indenture Trustee, as applicable, is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including, but not limited to, the transfer and endorsement or assignment of the Home Loans and related documents. The Servicer agrees to cooperate with the successor Servicer in effecting the termination of the Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to the successor Servicer for administration by it of all amounts which shall at the time be credited by the Servicer to the Collection Account or thereafter received with respect to the Home Loans.

          Section 10.02 Indenture Trustee to Act; Appointment of Successor. On and after the date the Servicer receives a notice of termination pursuant to
Section 10.01, or the Indenture Trustee receives the resignation of the Servicer evidenced by an opinion of counsel or accompanied by the consents required by Section 9.04, or the Servicer is removed as Servicer pursuant to this Article X, then the Indenture Trustee shall appoint a successor Servicer, which is an Eligible Servicer, and acceptable to the Rating Agencies to be the successor in all respects to the Servicer in its capacity as Servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof; provided, however, that the successor Servicer shall not be liable for any actions of any Servicer prior to it; provided further, however, that if a successor Servicer cannot be retained in a timely manner, the Indenture Trustee shall act as successor Servicer and shall assume the responsibilities of the Servicer hereunder. In the event that the Indenture Trustee assumed the responsibilities of Servicer pursuant to this Section 10.02, the Indenture Trustee will become licensed, qualified and in good standing in each Mortgaged Property State the laws of which require licensing or qualification, in order to perform its obligations as Servicer hereunder or, alternatively, shall retain an agent who is so licensed, qualified and in good standing in any such Mortgaged Property State. The successor Servicer shall be obligated to make Servicing Advances hereunder. As compensation therefor, the successor Servicer appointed pursuant to this
Section 10.02, shall be entitled to all Servicing Compensation as provided in this Agreement. The Servicer shall not be entitled to any termination fee if it is terminated pursuant to Section 10.01, but shall be entitled to any accrued and unpaid Servicing Fee to the date of termination. Any collections received by the prior Servicer after its removal or resignation shall be endorsed by it to the Indenture Trustee and remitted directly to the Indenture Trustee or, at the direction of the Indenture Trustee, to the successor Servicer.

          Notwithstanding anything to the contrary herein, the Servicer shall remain liable for all liabilities incurred by its as Servicer hereunder prior to the time that any resignation pursuant to Section 9.04 or termination under
Section 10.01 becomes effective, including its indemnification obligations pursuant to Section 9.01 hereof.

          The compensation of any successor Servicer (including, without limitation, the Indenture Trustee) so appointed shall be no greater than the Servicing Fee, together with other Servicing Compensation provided for herein. In the event the Indenture Trustee is required to solicit bids to appoint a successor Servicer, the Indenture Trustee shall solicit, by public announcement, bids from housing and home finance institutions, banks and mortgage servicing institutions meeting the qualifications set forth in Section 9.04(b) above. Such public announcement shall specify that the successor Servicer shall be entitled up to the full amount of the Servicing Fee and Servicing Compensation provided for herein. Within thirty days after any such public announcement, the Indenture Trustee shall negotiate and effect the sale, transfer and assignment of the servicing rights and responsibilities hereunder to the qualified party submitting the highest qualifying bid. The Indenture Trustee shall deduct from any sum received by the Indenture Trustee from the successor Servicer in respect of such sale, transfer and assignment all costs and expenses of any public announcement and of any sale, transfer and assignment of the servicing rights and responsibilities hereunder and the amount of any unreimbursed Servicing Advances made by the Indenture Trustee. After such deductions, the remainder of such sum shall be paid by the Indenture Trustee to the Servicer at the time of such sale, transfer and assignment to the successor Servicer.

          The Indenture Trustee, the Issuer, any Custodian, the Servicer and any such successor Servicer shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession of a successor Servicer. The Servicer agrees to cooperate with the Indenture Trustee and any successor Servicer in effecting the termination of the Servicer's servicing responsibilities and rights hereunder and shall promptly provide the Indenture Trustee or such successor Servicer, as applicable, all documents and records reasonably requested by the applicable party to enable it to assume the Servicer's functions hereunder and shall promptly also transfer to the Indenture Trustee or such successor Servicer, as applicable, all amounts which then have been or should have been deposited in the Collection Account by the Servicer or which are thereafter received with respect to the Home Loans. Neither the Indenture Trustee nor any other successor Servicer shall be held liable by reason of any failure to make, or any delay in making, any payment hereunder or any portion thereof caused by (i) the failure of the prior Servicer to deliver, or any delay in delivering, cash, documents or records to it, or (ii) restrictions relating to the prior Servicer imposed by any regulatory authority having jurisdiction over the prior Servicer. Upon an appointment of a successor Servicer hereunder, written notice of such appointment shall be provided by the Indenture Trustee to each Securityholder, the Issuer and the Depositor.

          Pending appointment of a successor Servicer hereunder, the Indenture Trustee shall act as Servicer hereunder as hereinabove provided. In connection with such appointment and assumption, the Indenture Trustee may make such arrangements for the compensation of such successor Servicer as it and such successor Servicer shall agree; provided, however, that no such compensation shall be in excess of the Servicing Compensation in the form of assumption fees, late payment charges or otherwise as provided in this Agreement.

          Section 10.03 Waiver of Defaults. The Majority Securityholders may, on behalf of all Securityholders, waive any events permitting removal of the Servicer as servicer pursuant to this Article X, provided, however, that the Majority Securityholders may not waive a default in making a required payment or distribution on a Security without the consent of the related Securityholder. Upon any waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto except to the extent expressly so waived.

          Section 10.04. Accounting Upon Termination of Servicer. Upon termination of the Servicer under this Article X, the Servicer shall, at its own expense:

          (a) deliver to its successor or, if none shall yet have been appointed, to the Indenture Trustee, the funds in any Collection Account;

          (b) deliver to its successor or, if none shall yet have been appointed, to the Indenture Trustee, all of the Servicer's files, documents and statements relating to the Home Loans held by it hereunder and a Home Loan portfolio computer tape;

          (c) deliver to its successor or, if none shall yet have been appointed, to the Indenture Trustee and the Issuer a full accounting of all funds, including a statement showing the Monthly Payments collected by it and a statement of monies held in trust by it for payments or charges with respect to the Home Loans; and

          (d) execute and deliver such instruments and perform all acts reasonably requested in order to effect the orderly and efficient transfer of servicing of the Home Loans to its successor and to more fully and definitively vest in such successor all rights, powers, duties, responsibilities, obligations and liabilities of the Servicer under this Agreement.

                                   ARTICLE XI

                                  TERMINATION

          Section 11.01 Termination. (a) This Agreement shall terminate upon any of the following events: (i) the later of (a) the satisfaction and discharge of the Indenture pursuant to Section 4.01 of the Indenture and Notice to the Indenture Trustee of such discharge and (b) the disposition of all funds with respect to the last Home Loan and the remittance of all funds due hereunder; (ii) payment of all amounts due and payable to the Securityholders, the Servicer, the Indenture Trustee, the Owner Trustee, the Co-Owner Trustee and the Issuer pursuant to this Agreement and the Indenture and written notice to the Indenture Trustee from the Issuer of the Issuer's intent to terminate this Agreement; or (iii) mutual written consent of the Servicer, the Issuer, the Depositor and all Securityholders in writing.

          (b) Notice of termination of this Agreement pursuant to Section 11.01(a)(i) shall be sent by the Indenture Trustee to the Securityholders in accordance with Section 2.6(b) of the Indenture. Notice of termination of this Agreement pursuant to Section 11.01(a)(ii) or (iii) shall be mailed or transmitted by facsimile by the Indenture Trustee to the Securityholders on the Business Day immediately following the day on which the Indenture Trustee receives notice of such termination, and such notice to the Securityholders shall state that the Securityholders are to surrender their respective Securities for cancellation and shall specify the place where such Securities are to be surrendered.

          Section 11.02 Optional Termination by the Residual Interest Certificateholder or the Servicer.

          (a) [RESERVED].

          (b) The Residual Interest Certificateholder or the Servicer, if the Residual Interest Certificateholder does not exercise its option within 30 days, may, at its option, effect an early redemption of the Notes and purchase of the Certificates on any Payment Date on or after which the Pool Principal Balance declines to 5% or less of the Original Pool Principal Balance by releasing from the Indenture the Home Loans for the Termination Price. The Residual Interest Certificateholder or the Servicer shall effect such early redemption or purchase by providing notice thereof to the Indenture Trustee and Owner Trustee and by paying into the Collection Account in the manner described below an amount equal to the Termination Price.

          (c) Any early redemption and purchase by the Residual Interest Certificateholder or the Servicer pursuant to Section 11.02(b) shall be accomplished by remitting the Termination Price to the Indenture Trustee on the Determination Date immediately preceding the Payment Date on which the early redemption or purchase is to occur. The amount so remitted and any other amounts then on deposit in the Collection Account (other than any amounts not required to have been deposited therein pursuant to Section 5.01(b)(1) and any amounts withdrawable therefrom by the Indenture Trustee pursuant to Section 5.01(d)) shall be available to the Indenture Trustee pursuant to Section 5.01(b)(2) for payment or distribution to Securityholders on the final Payment Date; provided, that the Certificateholders may accept a distribution of the Home Loans in lieu of cash. Any amounts received with respect to the Home Loans and Foreclosure Properties subsequent to the Due Period immediately preceding such final Payment Date shall belong to the Residual Interest Certificateholder or the Servicer free of the lien of the Indenture. For purposes of calculating the payments and distributions to be made on the final Payment Date, amounts transferred to the Note Payment Account and the Certificate Distribution Account immediately preceding such final Payment Date shall in all cases be deemed to have been received during the related Due Period, and amounts so transferred shall be applied pursuant to Section 5.01(d). Section 1Notice of Termination. Notice of termination of this Agreement or of early redemption and purchase of the Securities shall be sent (i) by the Indenture Trustee to the Noteholders in accordance with Section 10.02 of the Indenture and (ii) by the Owner Trustee to the Certificateholder in accordance with Section 9.01(d) of the Trust Agreement.

                                  ARTICLE XII

                            MISCELLANEOUS PROVISIONS

          Section 12.01 Acts of Securityholders. Except as otherwise specifically provided herein, whenever Securityholder action, consent or approval is required under this Agreement, such action, consent or approval shall be deemed to have been taken or given on behalf of, and shall be binding upon, all Securityholders if the Majority Securityholders agree to take such action or give such consent or approval.

          Section 12.02. Amendment. (a) This Agreement may be amended from time to time by the Issuer, the Seller, the Depositor, the Servicer, and the Indenture Trustee by written agreement with notice thereof to the Securityholders, without the consent of any of the Securityholders, to cure any error or ambiguity, to correct or supplement any provisions hereof which may be defective or inconsistent with any other provisions hereof, to add any other provisions with respect to matters or questions arising under this Agreement; provided, however, that such action will not adversely affect in any material respect the interests of the Securityholders. An amendment described above shall be deemed not to adversely affect in any material respect the interests of the Securityholders if either (i) an opinion of counsel is obtained to such effect, or (ii) the party requesting the amendment obtains a letter from each of the Rating Agencies confirming that the amendment, if made, would not result in the downgrading or withdrawal of the rating then assigned by the respective Rating Agency to any Class of Securities then outstanding.

          (b) This Agreement may also be amended from time to time by the Issuer, the Seller, the Depositor, the Servicer, and the Indenture Trustee by written agreement, with the prior written consent of the Majority Securityholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, or of modifying in any manner the rights of the Securityholders; provided, however, that no such amendment shall (i) reduce or increase in any manner the amount of, or delay or accelerate the timing of, collections of payments on Home Loans or payments or distributions which are required to be made on any Security, without the consent of the holders of 100% of each Class of Securities affected thereby, (ii) adversely affect in any material respect the interests of the holders of any Class of Securities in any manner other than as described in (i) , without the consent of the holders of 100% of such Class of Securities, or
(iii) reduce the percentage of any Class of Securities, the holders of which are required to consent to any such amendment, without the consent of the holders of 100% of such Class of Securities.

          (c) It shall not be necessary for the consent of Securityholders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof.

          (d) Prior to the execution of any amendment to this Agreement, the Issuer shall be entitled to receive and rely upon an opinion of counsel stating that the execution of such amendment is authorized or permitted by this Agreement. The Issuer and the Indenture Trustee may, but shall not be obligated to, enter into any such amendment which affects such Person's own rights, duties or immunities under this Agreement.

          Section 12.03 Recordation of Agreement. To the extent permitted by applicable law, this Agreement, or a memorandum thereof if permitted under applicable law, is subject to recordation in all appropriate public offices for real property records in all of the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Servicer at the Securityholders' expense on direction of the Majority Securityholders, but only when accompanied by an opinion of counsel to the effect that such recordation materially and beneficially affects the interests of the Securityholders or is necessary for the administration or servicing of the Home Loans.

          Section 12.04. Duration of Agreement. This Agreement shall continue in existence and effect until terminated as herein provided.

          Section 12.05. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS, AND, TO THE EXTENT PERMITTED BY LAW, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

          Section 12.06. Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by overnight mail, certified mail or registered mail, postage prepaid, to: (i) in the case of the Seller, 514 Market Street, Parkersburg, West Virginia 26101, Attention: Chief Financial Officer, or such other addresses as may hereafter be furnished to the Securityholders and the other parties hereto in writing by the Seller, (ii) in the case of the Issuer, United National Home Loan Owner Trust 1999-1, c/o Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, Attention: Corporate Trust Administration, or such other address as may hereafter be furnished to the Securityholders and the other parties hereto,
(iii) in the case of the Depositor, Bear Stearns Asset Backed Securities, Inc., 245 Park Avenue, New York, New York 10167, Attention: Asset Backed Securities Group, or such other address as may hereafter be furnished to the Securityholders and the other parties hereto in writing by the Depositor, (iv) in case of the Servicer, 10790 Rancho Bernardo Road, San Diego, CA 92127,
Attention: Senior Vice President, Loan Servicing, or such other address as may hereafter be furnished to the Securityholders and the other parties hereto in writing by the Servicer, (v) in the case of the Indenture Trustee or Co-Owner Trustee, U.S. Bank National Association, 180 East Fifth Street, St. Paul, Minnesota 55101, Attention: Structured Finance, United National Bank Series 1999-1, and (vi) in the case of the Securityholders, as set forth in the applicable Note Register and Certificate Register. Any such notices shall be deemed to be effective with respect to any party hereto upon the receipt of such notice by such party, provided, however, that a facsimile or other form of electronic transmission shall be deemed to be received by the parties referred to in (i) to (vi) above when transmitted so long as the transmitting machine has provided an electronic confirmation of such transmission and such facsimile or other form of electronic transmission is confirmed with a printed paper copy thereof by mail or overnight courier service; and provided, further, that any delivery of computer readable format hereunder shall be accompanied or confirmed by the delivery of a printed paper copy thereof. Notices to the Securityholders shall be effective upon mailing or personal delivery. Each party may, by notice, designate any further or different address to which subsequent notices, certificates or other communications to such party shall be sent.

          Section 12.07. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other covenants, agreements, provisions or terms of this Agreement.

          Section 12.08. No Partnership. Nothing herein contained shall be deemed or construed to create any partnership or joint venture between the parties hereto and the services of the Servicer shall be rendered as an independent contractor.

          Section 12.09. Counterparts. This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same Agreement.

          Section 12.10. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Servicer, the Depositor, the Seller, the Issuer and the Securityholders and their respective successors and permitted assigns.

          Section 12.11. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

          Section 12.12. Actions of Securityholders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Securityholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Securityholders in person or by agent duly appointed in writing; and except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee, the Seller, the Servicer or the Issuer, as applicable. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Indenture Trustee, the Seller, the Servicer and the Issuer if made in the manner provided in this Section.

          (b) The fact and date of the execution by any Securityholder of any such instrument or writing may be proved in any reasonable manner which the Seller, the Servicer or the Issuer deems sufficient.

          (c) Any request, demand, authorization, direction, notice, consent, waiver or other act by a Securityholder shall bind every holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, or omitted to be done, by the Indenture Trustee, the Seller, the Servicer or the Issuer in reliance thereon, whether or not notation of such action is made upon such Security.

          (d) The Seller, the Servicer or the Issuer may require additional proof of any matter referred to in this Section 12.12 as it shall deem necessary.

          Section 12.13. Reports to Rating Agencies. (a) The Indenture Trustee shall provide to each Rating Agency copies of statements, reports and notices, to the extent received by it from the Servicer, the Seller or the Issuer hereunder, as follows:

               (i) copies of amendments to this Agreement;

               (ii) notice of any substitution or repurchase of any Home Loans;

               (iii) notice of any termination, replacement, succession, merger or consolidation of either the Servicer, any Custodian or the Issuer;

               (iv) notice of final payment on the Notes and the final distribution with respect to the Certificates;

               (v) notice of the occurrence of any Servicer Event of Default;

               (vi) copies of the annual independent auditor's report delivered pursuant to Section 7.05, and copies of any compliance reports delivered by the Servicer hereunder including Section 7.04; and

               (vii) copies of any Monthly Statement pursuant to Section 6.01, and

          (b) With respect to the requirement of the Indenture Trustee to provide statements, reports and notices to the Rating Agencies such statements, reports and notices shall be delivered to the Rating Agencies at the following addresses: (i) if to Moody's, 99 Church Street, 4th Floor, New York, New York 10007, (ii) if to Fitch, One State Street Plaza, New York, New York 10004,
(iii) if to S&P, 26 Broadway, 15TH Floor, New York, New York 10004-1064,
Attention: Asset-Backed Monitoring Department.

          Section 12.14. Inconsistencies Among Basic Documents.

          In the event certain provisions of a Basic Document conflict with the provisions of this Sale and Servicing Agreement, the parties hereto agree that the provisions of this Sale and Servicing Agreement shall be controlling.

          Section 12.15 No Petition. Each of the Indenture Trustee, the Seller and the Servicer by entering into this Agreement, hereby covenants and agrees that it will not at any time institute against the Issuer, or join in any institution against the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Securities or any of the Basic Documents.

          Section 12.16 Beneficiaries. The Owner Trustee is an intended third party beneficiary of this Agreement.

          Section 12.17. Limitation of Liability. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Wilmington Trust Company, not individually or personally but solely as Owner Trustee of the Trust, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Trust is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose for binding only the Trust, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (d) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under this Agreement or any other related documents.

          Section 12.18. Seller Obligations. The Seller shall indemnify and pay the fees and expenses of the Owner Trustee pursuant to Sections 8.01 and 8.02 of the Trust Agreement in the event the Seller is no longer the Residual Interest Certificateholder.






         IN WITNESS WHEREOF, the Servicer, the Depositor, the Issuer and the Seller have caused their names to be signed by their respective officers thereunto duly authorized, as of the day and year first above written, to this Sale and Servicing Agreement.

              UNITED NATIONAL HOME LOAN OWNER TRUST 1999-1,

              By:   Wilmington Trust Company, not in its
                     individual capacity but solely as Owner Trustee


              By: /s/ Norma P. Closs
                 -----------------------------------------------------
                 Name:  Norma P. Closs
                 Title: Vice President

              UNITED NATIONAL BANK, as Seller


              By: /s/ Joe L. Wilson
                 -----------------------------------------------------
                 Name:  Joe L. Wilson
                 Title: Executive Vice President

              BEAR STEARNS ASSET BACKED SECURITIES, INC.,
                as Depositor


              By: /s/ Matthew Perkins
                  ----------------------------------------------------
                  Name:  Matthew Perkins
                  Title: Managing Director

              ADVANTA MORTGAGE CORP. USA, as Servicer


              By: /s/ William P. Garland
                  ----------------------------------------------------
                  Name:  William P. Garland
                  Title: Senior Vice President


              U.S. BANK NATIONAL ASSOCIATION, as Indenture Trustee,
                     Co-Owner Trustee and Custodian


              By: /s/ Donna L. Nordstrom
                  ----------------------------------------------------
                  Name:  Donna L. Nordstrom
                  Title: Assistant vice President


THE STATE OF CALIFORNIA)
                       )
COUNTY OF SAN DIEGO    )

          BEFORE ME, the undersigned authority, a Notary Public, on this day personally appeared William Garland, known to me to be the person and officer whose name subscribed to the foregoing instrument and acknowledged to me that the same was the act of the said United National Bank, a national banking association, and that he executed the same as the act of such corporation for the purposes and consideration therein expressed, and in the capacity therein stated.

          GIVEN UNDER MY HAND AND SEAL OF OFFICE, this the 24th day of March, 1999.

                                        /s/ Julie Simek
                                        ------------------------------------
                                        Notary Public, State of California

My commission expires: September 27, 2001



THE STATE OF WEST VIRGINIA )
                           )
COUNTY OF OHIO             )

          BEFORE ME, the undersigned authority, a Notary Public, on this day personally appeared Joe L. Wilson, known to me to be the person and officer whose name subscribed to the foregoing instrument and acknowledged to me that the same was the act of the said Advanta Mortgage Corp., USA, a Delaware corporation and that he executed the same as the act of such corporation for the purposes and consideration therein expressed, and in the capacity therein stated.

          GIVEN UNDER MY HAND AND SEAL OF OFFICE, this the 24th day of March, 1999.


                                          /s/ Kelly J. Lauri
                                          -------------------------------------
                                          Notary Public, State of West Virginia

My commission expires:  February 2, 2001



THE STATE OF DELAWARE      )
                           )
COUNTY OF NEW CASTLE       )

          BEFORE ME, the undersigned authority, a Notary Public, on this day personally appeared Norma P. Closs, known to me to be the person and officer whose name subscribed to the foregoing instrument and acknowledged to me that the same was the act of the said United National Home Loan Owner Trust 1999-1, as Issuer, and that he executed the same as the act of such association for the purposes and consideration therein expressed, and in the capacity therein stated.

          GIVEN UNDER MY HAND AND SEAL OF OFFICE, this the 24th day of March, 1999.


                                        /s/ Janel R. Havrilla
                                        -------------------------------------
                                        Notary Public, State of Delaware

My commission expires:   February 2, 2001

                                        Janel R. Havrilla
                                        ------------------------------------
                                                     (printed name)


THE STATE OF MINNESOTA     )
                           )
COUNTY OF RAMSEY           )

          BEFORE ME, the undersigned authority, a Notary Public, on this day personally appeared Joe L. Wilson, known to me to be the person and officer whose name subscribed to the foregoing instrument and acknowledged to me that the same was the act of the said U.S. Bank National Association, as Indenture Trustee, and that she executed the same as the act of such association for the purposes and consideration therein expressed, and in the capacity therein stated.

          GIVEN UNDER MY HAND AND SEAL OF OFFICE, this the 24th day of March, 1999.


                                          ___________________________________
                                          Notary Public, State of Minnesota

My commission expires:

________________________.                            (printed name)





                                   EXHIBIT A

                               Home Loan Schedule





                                   EXHIBIT B

                           Form of Monthly Statement





                                   EXHIBIT C

                          FORM OF REQUEST FOR RELEASE

                                    [DATE]

U.S. Bank National Association
         As Custodian
180 East Fifth Street
St. Paul, Minnesota 55101

                  Re: United National Home Loan Owner Trust 1999-1 Asset-Backed Notes, Series 1999-1

Ladies and Gentlemen:

          In connection with the administration of the Home Loans held by you as Custodian under the Sale and Servicing Agreement dated as of March 1, 1999, among the Issuer, as issuer, United National Bank, as seller, Bear Stearns Asset Backed Securities, Inc., as depositor, Advanta Mortgage Corp. USA, as servicer and U.S. Bank National Association, as indenture trustee, co-owner trustee and custodian (the "Agreement"), we hereby request a release of the Home Loan File held by you as Custodian with respect to the following described Home Loan for the reason indicated below.

Loan No.:                  __________________

Reason for requesting file:

___________         a.     Home   Loan   paid   in   full.    (The   [Servicer]
                           [Subservicer] hereby certifies that all amounts received in connection with the payment in full of the Home Loan which are required to be deposited in the Collection Account pursuant to Section 5.01 of the Agreement have been so deposited).

___________         b.     Repurchase   of  Home  Loan.   (The   [Servicer]   [
                           Subservicer] hereby certifies that the required amount has been deposited in the Collection Account pursuant to the Agreement.)

___________         c.     The Home Loan is being foreclosed.

___________         d.     The  Home  Loan  is  being  re-financed  by  another
                           depository    institution.     ([Master    Servicer]
                           [Subservicer] hereby certifies that all amounts received in connection with the payment in full of the Home Loan which are required to be deposited in the Collection Account pursuant to Section 5.01 of the Agreement have been so deposited).

___________         e.     Other (Describe).


          The undersigned acknowledges that the above Home Loan File will be held by the undersigned in accordance with the provisions of the Agreement and will promptly be returned to the Custodian when the need therefor by the [Servicer] [Subservicer] no longer exists unless the Home Loan has been liquidated.

          Capitalized terms used herein shall have the meanings ascribed to them in the Agreement.

                                         [ADVANTA MORTGAGE CORP.]



                                         By:___________________________________
                                             Name:
                                             Title: Servicing Officer





                                   EXHIBIT D

                                   [RESERVED]




                                   EXHIBIT E

                          Form of Lost Note Affidavit